Exhibit 10.10

MINERALS TECHNOLOGIES INC. RETIREMENT PLAN

(As amended and restated effective as of January 1, 2006,
with certain other effective dates)

July 2006

MINERALS TECHNOLOGIES INC. RETIREMENT PLAN
(as amended and restated effective as of January 1, 2006
with certain other effective dates)

(i)

(ii)

(iii)

Article 1. The Plan

1.1 Background of Plan
Effective as of October 22, 1992, Minerals Technologies Inc. (the “Company”) adopted the Minerals Technologies Inc. Retirement Annuity Plan (the “Retirement Annuity Plan”) for the purpose of providing pensions upon retirement from service to employees of the Company and its subsidiaries and affiliates participating in the Plan. Members in the Retirement Annuity Plan accrued a retirement benefit for each year of participation consisting of a percentage of the Member’s compensation. Subsequent to its effective date, the Company amended the Retirement Annuity Plan from time to time to make desired changes and to comply with various statutory and regulatory requirements that became effective after the effective date.

Effective as of January 1 2002, the Company amended the Retirement Annuity Plan to provide that employees employed on or after January 1, 2002 would accrue benefits under a cash balance formula and that Members who were accruing benefits under the Retirement Annuity Plan on December 31, 2001 generally would continue to accrue benefits under the career earnings benefit formula that was in effect on December 31, 2001. In connection with such amendment, the name of the Retirement Annuity Plan was changed to the Minerals Technologies Inc. Retirement Plan (the “Plan”), effective as of January 1, 2002.

Effective as of January 1, 2005, with certain other effective dates, the Plan was amended and restated to incorporate certain clarifying changes relating to the operation and administration of the Plan.

Effective as of January 1, 2006, with certain other effective dates, the Plan is being amended and restated to amend the Plan's definition of the term “Career Earnings.”

The Plan, as hereinafter amended and restated, shall be effective as of January 1, 2006, except that certain amendments shall have other effective dates as set forth in the Plan.

1.2 Applicability of Plan
Except as otherwise expressly indicated, the provisions of the Plan are applicable only to Eligible Employees in the employ of an Employer on and after January 1, 2002. The Plan shall preserve all rights accrued and not forfeited by Members under the Plan as of December 31, 2001. Unless the Plan specifies otherwise, the rights and benefits of any Employee who terminates employment prior to the effective date of the provisions of this restated Plan shall be governed by the Plan provisions in effect at the time of such Employee’s termination of employment.

1.3 Purpose of Plan
The Plan is intended to meet the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time and the Trust established under the Plan is intended to be exempt from taxation as provided under Code Section 501(a). Certain provisions contained in the Plan are intended to comply with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and with certain other qualification requirements resulting from changes in statutes, or from regulations or other guidance published in the Internal Revenue Bulletin since the enactment of EGTRRA, to the extent that such requirements are required to be taken into account in this written Plan document.

Article 2. Definitions

2.1 Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided.

(a)	“Accrued Benefit” shall mean, as of any given date, the monthly amount of retirement income that would be payable in the form of a Single Life Annuity commencing on the Member’s Normal Retirement Date (or the Member’s Severance from Service Date, if later), based on the value of the Member’s Cash Balance Account or, if applicable, the Member’s benefit under the Career Earnings Formula as of such date.

(b)	“Actuarial Equivalent” shall mean an equivalent amount determined on the basis of the following factors:

	(1)	Benefit Payable Under Cash Balance Formula.

		(A)	In the case of a benefit payable pursuant to Section 4.1(c), the amount payable in the form of a lump-sum payment shall be equal to the value of the Member’s Cash Balance Account as of the last day of the month prior to the month in which distribution occurs.

		(B)	In determining the amount of a benefit payable in the form of a Single Life Annuity under Sections 2.1(a) and 6.3(c), actuarial equivalence as of any given date shall be determined by applying to the Member’s Cash Balance Account, valued as of the Annuity Starting Date, a factor determined on the basis of—

(i) an interest rate equal to the applicable interest rate (within the meaning of Code section 417(e)(3)), determined for the full calendar month that is four months prior to the month in which the Annuity Starting Date occurs; and

(ii) for all such benefits payable on an Annuity Starting Date that is on or prior to December 31, 2002, the 1983 Group Annuity Mortality Table weighted 50 percent male; and for all such benefit payments payable on an Annuity Starting Date that is on or after January 1, 2003, the 1994 Group Annuity Reserve Table weighted 50 percent male, projected to 2002; or such other mortality assumption as shall be prescribed by the Secretary of the Treasury, which assumption shall be based on the prevailing commissioners’ standard table described in Code section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date the determination is being made (without regard to any other subparagraph of Code section 807(d)(5)).

		(C)	In determining the amount of a benefit payable in the form of an Automatic Joint and Surviving Spouse Annuity under Section 6.2 or under an optional form available to a Member under Section 6.3(d) or (e), actuarial equivalence as of any given date shall be determined by applying to the Member’s Single Life Annuity as determined in Section 2.1(b)(1)(B), valued as of the Annuity Starting Date, a factor determined on the basis of—

(i) An interest rate assumption of 7½% per annum; and

(ii) for all such benefits payable on an Annuity Starting Date that is on or prior to December 31, 2002, the 1983 Group Annuity Mortality Table weighted 50 percent male; and for all such benefit payments payable on an Annuity Starting Date that is on or after January 1, 2003, the 1994 Group Annuity Reserve Table weighted 50 percent male, projected to 2002; or such other mortality assumption as shall be prescribed by the Secretary of the Treasury, which assumption shall be based on the prevailing commissioners’ standard table described in Code section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date the determination is being made (without regard to any other subparagraph of Code section 807(d)(5)).

(2)	Benefit Payable Under Career Earnings Formula. In determining the amount of a benefit payable in the form of an Automatic Joint and Surviving Spouse Annuity under Section 6.2, or a Joint and Contingent Annuitant Option and/or Level Income Option under Section 6.3, and for purposes of determining any adjustment to be made to a Member’s Accrued Benefit under Section 6.4(b), actuarial equivalence as of any given date shall be determined using an interest rate assumption of 7½% per annum and the mortality table described in Section 2.1(b)(2)(B). In determining the amount of benefit payable in the form of a lump-sum payment under Section 6.3(b) and for purposes of determining whether the cash-out provisions of Section 7.3 shall be applicable, actuarial equivalence as of any given date shall be determined using—

	(A)	an interest rate equal to the annual rate of interest on 30-year Treasury securities or the generally accepted proxy therefor, in each case as specified by the Commissioner of the Internal Revenue Service for the full calendar month four months prior to the month in which the Member retires; and

	(B)	for all such benefits payable on an Annuity Starting Date that is on or prior to December 31, 2002, the 1983 Group Annuity Mortality Table weighted 50 percent male; and for all such benefit payments payable on an Annuity Starting Date that is on or after January 1, 2003, the 1994 Group Annuity Reserve Table weighted 50 percent male, projected to 2002; or such other mortality assumption as shall be prescribed by the Secretary of the Treasury, which assumption shall be based on the prevailing commissioners’ standard table described in Code section 807(d)(5)(A) used to determine reserves for group annuity contracts issued on the date the determination is being made (without regard to any other subparagraph of Code section 807(d)(5)).

	(3)	Maximum Benefit Limitations.

		(A)	Commencement Prior to Age 62; Adjustment for Certain Forms of Payment Under Section 8.2. In determining the adjusted maximum benefit limitations under Section 8.3(b) (for benefits commencing before age 62) or under Section 8.2 (for certain forms of payment), actuarial equivalence shall be based on whichever of the following sets of actuarial assumptions result in the lower Retirement Benefit: (i) the assumed rate of interest and the mortality table specified in Sections 2.1(b)(1) and 2.1(b)(2), as applicable, or (ii) a 5 percent assumed rate of interest and the mortality table specified in Section 2.1(b)(2).

		(B)	Commencement After Age 65. In determining the adjusted maximum benefit limitations under Section 8.4 (for benefits commencing after age 65), actuarial equivalence shall be based on whichever of the following sets of actuarial assumptions result in the lower Retirement Benefit: (i) the assumed rate of interest and the mortality table specified in Sections 2.1(b)(1) and 2.1(b)(2), as applicable, or (ii) a 5 percent assumed rate of interest and the mortality table specified in Sections 2.1(b)(1) and 2.1(b)(2), as applicable.

		(C)	Top Heavy Factors. In determining present value under the top-heavy provisions of Article 13, actuarial equivalence shall be based on the Pension Benefit Guaranty Corporation immediate annuity lump-sum factor, with male and female factors equally weighted, as in effect three (3) months prior to the member’s Severance from Service Date and the mortality assumptions specified in Section 2.1(b)(2)(B).

Notwithstanding the foregoing limitations, the benefit determined under this subsection shall in no event be less than the Member’s Accrued Benefit as of July 1, 1995, determined by applying a 5 percent assumed rate of interest in lieu of the applicable interest rate under Code section 417(e)(3), wherever the same appears in Section 2.1(b)(4)(A).

(c)	“Affiliated Company” shall mean—

	(1)	any corporation while it is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as the Company,

	(2)	any other trade or business (whether or not incorporated) while it is under common control with the Company within the meaning of Code section 414(c),

	(3)	any organization (whether or not incorporated) during any period in which it (along with the Company) is a member of an affiliated service group (within the meaning of Code section 414(m)), and

	(4)	any entity required to be aggregated with the Company pursuant to Code section 414(o) and the regulations thereunder;

provided that, for purposes of Article 8 (regarding maximum benefit limitations), in determining common control under Code sections 414(b) and (c), the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place the latter appears in Code section 1563 (and regulations thereunder) and in regulations under Code section 414(c).

(d)	“Annual Pay Credits” shall mean amounts credited to a Member’s Cash Balance Account, in accordance with Section 4.1(d).

(e)	“Annuity Starting Date” shall be defined as follows:

(1) Benefits Payable in the Form of an Annuity. In the case of benefits payable in the form of an annuity, Annuity Starting Date shall mean the first day of the first period for which an amount is payable under the Plan.

(2) Benefits Payable in the Form of a Lump-Sum Payment. In the case of a benefit payable in the form of a lump-sum payment, Annuity Starting Date shall mean the date on which all events have occurred which entitle the Member to such benefit, but in no event earlier than the date that benefits become payable to the Member under Section 4.1, 4.2, 4.3, 4.4 or 6.5, whichever is applicable.

(3) Administrative Delay. For purposes of subsection (1), if a benefit payment under the Plan has become payable to a Member but distribution has not yet occurred solely for administrative reasons, the Member’s Annuity Starting Date shall be deemed to have occurred on the date such payment first became payable.

(f)	“Anniversary Year” shall mean (1) the twelve-month period following the date on which an Employee first begins his employment with the Company or an Affiliated Company, as well as successive twelve-month periods thereafter, and (2) the twelve-month period following the date on which an Employee returns to the employ of the Company or an Affiliated Company after incurring a One-Year Break in Service, as well as successive twelve-month periods thereafter. No Anniversary Year shall be credited for purposes of vesting under Section 4.2(a) unless in such Anniversary Year the Employee has completed 1,000 or more Hours of Service for the Company or an Affiliated Company.

(g)	“Associate Company” shall mean any Affiliated Company of which Minerals Technologies Inc. owns directly or indirectly at least 80% of the issued and outstanding shares of stock, which, with the consent of Minerals Technologies Inc., adopts the Plan pursuant to the provisions of Section 9.8 hereof, and, when action is required to be taken hereunder by an Associate Company, such action shall be authorized by its Board of Directors.

(h)	“Automatic Joint and Surviving Spouse Annuity” shall mean the annuity form of benefit payments described in Section 6.2.

(i)	“Beneficiary” shall mean the person, persons or trust, or the Member’s estate, designated under Section 6.6 to receive benefits under the Plan after the Member’s death.

(j)	“Career Earnings” shall mean the Member’s aggregate Earnings during his period of Creditable Service, except that:

	(1)	if the Member was employed on October 1, 2006, the Member’s Earnings for each calendar year prior to 2003 shall be the average of such Member’s Earnings during the five consecutive calendar years prior to 2003 during which the Member rendered Creditable Service which yield the highest average, provided such Member’s Earnings are not reduced thereby; and

	(2)	if the Member was employed on April 1, 1998, but terminated employment prior to October 1, 2006, the Member’s Earnings for each calendar year prior to 1998 shall be the average of such Member’s Earnings during the five consecutive calendar years prior to 1998 during which the Member rendered Creditable Service which yield the highest average, provided such Member’s Earnings are not reduced thereby; and

	(3)	if the Member was employed on July 1, 1995, but terminated employment prior to April 1, 1998, the Member’s Earnings for each calendar year prior to 1995 shall be the average of such Member’s Earnings during the five consecutive calendar years prior to 1995 during which the Member rendered Creditable Service which yield the highest average; provided such Member’s Earnings are not reduced thereby; and

	(4)	if the Member was employed on October 22, 1992, but terminated employment before July 1, 1995, the Member’s Earnings for each calendar year prior to 1992 shall be the average of such Member’s Earnings during the five consecutive calendar years prior to 1992 during which the Member rendered Creditable Service which yield the highest average, provided such Member’s Earnings are not reduced thereby; and

	(5)	in each case, only the Member’s Earnings during his last 35 years of Creditable Service shall be counted; provided, however, that, such a calculation shall not lessen such Member’s Career Earnings below the result of a prior calculation.

(k)	“Career Earnings Formula” shall mean the benefit formula described in Section 4.1(b).

(l)	“Cash Balance Account” shall mean the notional account deemed to have been estab- lished for each Member for the purpose of determining each Member’s benefit under the Cash Balance Formula.

(m)	“Cash Balance Formula” shall mean shall mean the benefit formula described in Section 4.1(c).

(n)	“Cessation of Participation Date” shall mean the date that an Employee ceases to be an Eligible Employee, notwithstanding that he remains an Employee on such date.

(o)	“Code” shall mean the Internal Revenue Code of 1986, as in effect at the time with respect to which such term is used. A reference to a provision of the Code shall, if such provision is amended, refer to the successor to such provision.

(p)	“Company” shall mean Minerals Technologies Inc., a Delaware corporation, and any successor corporation and, when action is required to be taken hereunder by the Company, such action shall be authorized by the Compensation and Nominating Committee or the Board of Directors of the Company.

(q)	“Creditable Service” shall mean the period of a Member’s employment with the Company or an Affiliated Company that is used to determine (i) the amount of a Member’s benefit under the Career Earnings Formula, (ii) whether a Member has a vested, non-forfeitable right to his Retirement Benefit on the Member’s Severance from Service Date and (iii) eligibility for Disability benefits under Section 4.4. Creditable Service shall be determined as follows:

	(1)	Years of Creditable Service. A Member shall be credited with a year of Creditable Service for each Anniversary Year during which he completes 1,000 or more Hours of Service; provided, however, that for purposes of calculating a Member’s Retirement Benefit under the Career Earnings Formula, Hours of Service earned by the Member with an Affiliated Company that is not an Associate Company shall be disregarded in determining the Member’s Creditable Service. No fractional years of Creditable Service shall be credited to a Member, except for purposes of determining (A) the Primary Social Security Benefit offset amount pursuant to Section 4.1(b)(2) and (B) a Member’s Career Earnings and his eligibility for early retirement under Sections 4.2(b)(2)(A) and (B), in which event the Member’s Creditable Service shall be determined on the basis of the months of employment with an Employer during the fractional Anniversary Year without regard to whether the Member completes 1,000 or more Hours of Service within such period. For purposes of the preceding sentence, a month of employment will be credited with respect to the Member’s first and last month of employment with an Employer if the Member is employed for at least 15 days in each such month.

	(2)	“Prior Service” shall mean service rendered by a person who is in the service of an Employer before the date on which he becomes a Member and who continues in service on and after the date he becomes a Member. Except as otherwise provided in Section 4.1 and Section 9.8, Prior Service of a Member shall be included in the Member’s Creditable Service.

	(3)	“Special Service” shall mean service rendered outside the United States by an Employee employed by a corporation which is an Affiliated Company, but not an Associate Company, which service is rendered (1) before the date on which such Employee becomes a Member; provided, that such Employee continues in service of the Company or an Affiliated Company on and after the date he becomes a Member, or (2) subsequent to the date the Employee becomes a Member, provided that such employment is uninterrupted and that the Member returns to the employment of an Employer immediately following such service. Special Service of a Member shall be included in the Member’s Creditable Service.

(4)	Pfizer Plan Membership. With respect to any Member who was an active participant of the Pfizer Plan immediately prior to October 22, 1992 and who commenced employment with the Company or any of its subsidiaries on or after October 22, 1992 and prior to June 1, 1993, Creditable Service shall include any service credited such Member under the Pfizer Plan provided such Member was an active participant of the Pfizer Plan immediately prior to such Member’s employment by the Company or any of its subsidiaries.

(5)	Other Company Service. Creditable Service shall include service with an employer other than an Employer or an Affiliate which service is recognized as Creditable Service pursuant to Schedule E.

(6)	Military Leave. An Employee who is absent from work with the Company or an Affiliated Company for voluntary or involuntary service with the armed forces of the United States shall be credited with Creditable Service for the time spent on active duty in the armed forces; provided that such Employee returns to active service with an Employer within the time limits provided by law after their separation or discharge from active duty from the armed forces, having satisfactorily completed their period of training and service. In the event an Employee who would otherwise be credited with Creditable Service for the time spent on active duty in the armed forces except for such Employee’s failure to return to active service with an Employer pursuant to the preceding sentence shall nevertheless be credited with up to 501 Hours of Service for such period of military service. Notwithstanding any provision of the Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(7)	Leave of Absence. Interruption of active service on account of leave of absence authorized by an Employer shall not be considered termination of service. Time spent on authorized leave of absence shall be credited for the purpose of computing length of service and benefits payable under the Career Earnings Formula on the following basis: Members shall receive credit for each full year spent on authorized leave of absence for each full year of Creditable Service that they render to an Employer following return to active service, except that time spent on authorized leave of absence for medical reasons shall be credited without requirement of subsequent Creditable Service and time spent on civic leave shall be credited upon return to active service.

(8)	Effect on Creditable Service of Reemployment After Severance From Service Date. An Employee who is reemployed after his Severance from Service Date shall have Creditable Service that was credited to such Employee prior to his Severance from Service Date reinstated upon reemployment as follows:

(A)	If the Employee is reemployed before a One-Year Break in Service occurs, the Creditable Service the Employee had at the time of his Severance from Service Date shall be reinstated upon the Employee’s reemployment.

(B)	If the Employee is reemployed after a One-Year Break in Service occurs, the Creditable Service the Employee had at such One-Year Break in Service shall be disregarded if-

	(i)	the Employee was not vested as to any part of his benefit under the Plan prior to a One-Year Break in Service, and

	(ii)	the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five or the aggregate number of years of Credited Service completed prior to such One-Year Break in Service; provided, however, that the Creditable Service that such employee had prior to a One-Year Break in Service shall not be disregarded pursuant to this subsection (ii) if the employee completes at least 24 consecutive months of Creditable Service following his reemployment.

If a reemployed Employee does not forfeit his Creditable Service as provided above, solely for purposes of determining his Career Earnings, the last calendar year in which he rendered Creditable Service shall be treated as being consecutive with the first calendar year in which he renders Creditable Service after his reemployment.

Notwithstanding the foregoing, for purposes of determining a Member’s Retirement Benefit under the Career Earnings Formula, following reemployment, no Creditable Service shall be credited for any Anniversary Year subsequent to a Member’s Severance from Service Date if such reemployment occurs on or after January 1, 2002.

(r)	“Disability” shall mean the inability of a Member, who is participating in a long-term disability plan of an Employer, to perform his duties for an Employer as a result of any bodily injury or disease or mental infirmity and for which the Member is receiving disability benefits under such long-term disability plan. A Member who suffers a Disability shall be considered “Disabled” only during the period in which he is receiving disability benefits under an Employer’s long-term disability plan.

(s)	“Disability Leave Status” shall mean the status of a Member who, for purposes of the Career Earnings Formula, has been determined to be Disabled and who has completed at least five years of Creditable Service at the time his Disability began.

(t)	“Earnings.”

(1) Items Included. Earnings shall mean actual salary, wages, bonus (except as otherwise provided under Section 2.1(t)(2)), and other remuneration earned by an Employee from an Employer for his service with an Employer, as determined by such Employer. Earnings shall include pre-tax contributions under (A) the

Company’s Savings and Investment Plan, (B) a cafeteria plan under Code section 125 and (C) a transportation fringe benefit plan under Code section 132(f)(4). Earnings shall also include earnings from Pfizer to the extent that Pfizer has transferred the accumulated benefit obligation of such person under the Pfizer Plan to the Company under the terms and conditions of the Reorganization Agreement between Pfizer Inc. and Minerals Technologies Inc. dated as of September 28, 1992.

(2)	Items Excluded. Earnings shall not include any part of the cost of any employee benefit (other than pre-tax contributions under (A) the Company’s Savings and Investment Plan, (B) a cafeteria plan under Code section 125 or (C) under a transportation fringe benefit plan under Code section 132(f)(4)), including without limitation stock options, perquisites and group insurance, matching contributions under the Company’s Savings and Investment Plan, or of any expense reimbursement, including, without limitation, relocation costs, or of any remuneration received in the form of salary continuance or lump-sum severance by an Employee while no longer providing services to the Company. No part of any bonus or other remuneration forming part of the compensation of any Employee shall be used to determine benefits under the Plan, if such bonus should cause such benefit to become discriminatory under the applicable provisions of the Code.

(3)	Limitation on Amount. Unless otherwise specifically provided in the Plan, the annual Earnings of each Employee that may be taken into account under the Plan shall not exceed the “applicable dollar amount” of an Employee’s annual Earnings. For purposes of this Section 2.1(s), the term “applicable dollar amount” means the maximum annual compensation limit which is (A) $200,000 as adjusted for the cost of living in accordance with Code section 415(d) for Plan Years beginning before January 1, 1994, (B) $150,000, as adjusted for the cost of living in accordance with Code section 401(a)(17)(B) for Plan Years beginning January 1, 1994 and ending December 31, 2001, and (C) beginning January 1, 2002, $200,000, as adjusted for the cost of living in accordance with Code section 415(d). In determining the Earnings of a Member for purposes of the aforementioned limitations for Plan Years beginning prior to January 1, 1997, if any individual is a member of the family of a 5-percent owner or of a Highly Compensated Employee (as defined in Section 9.7(a)(2)) in the group consisting of the ten Highly Compensated Employees paid the greatest compensation during the year, then (A) such individual shall not be considered a separate employee and (B) any Earnings paid to such individual (and any applicable benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5-percent owner or Highly Compensated Employee; provided, however, that the aforementioned term “family” shall include only the Spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. If, as a result of the application of the foregoing family aggregation rules, the applicable dollar amount is exceeded, then the limit shall be prorated among the individuals in proportion to each such individual’s Earnings as determined under this section 2.1(t) prior to the application of the limit.

(u)	“Effective Date” shall mean October 22, 1992.

(v)	“Eligible Employee” shall mean a person who (1) is included in a group or class designated by the Company as eligible for membership in the Plan and (2) is in the service of an Employer within the United States of America or is a United States citizen in the service of an Employer outside of the continental limits of the United States of America. Eligible Employee shall not include any person who is included in a unit of employees covered by a collective bargaining agreement that does not provide for the coverage of such person under the Plan if there is evidence that retirement benefits were the subject of good faith bargaining. A person who is a United States citizen and who is employed outside the continental limits of the United States of America in the service of a foreign subsidiary (including foreign subsidiaries of such foreign subsidiary) of the Company shall be considered, for all purposes of the Plan, as employed in the service of the Company if (A) the Company has entered into an agreement under Code section 3121(1) which applies to the foreign subsidiary of which such person is an employee and (B) contributions under a funded plan of deferred compensation, whether or not a plan described in Code section 401(a), 403(a), or 405(a) are not provided by any other person with respect to the remuneration paid to such individual by the foreign subsidiary. The groups and classes designated by the Company are set forth in Schedule A.

(w)	“Employee” shall mean any individual employed by an Employer or an Affiliated Company. The term Employee excludes any Leased Employee. The term Employee shall also not include any person who performs services for an Employer under an agreement or arrangement (which may be written, oral and/or evidenced by an Employer’s payroll practices) with the individual or with another organization that provides the services of the individual to an Employer, pursuant to which the person is treated as an independent contractor or is otherwise treated as an employee of an entity other than an Employer, irrespective of whether the individual is treated as an employee of an Employer under common law employment principles or pursuant to the provisions of Code section 414(m), 414(n), or 414(o).

(x)	“Employer” shall mean the Company and any Associate Company.

(y)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect at the time with respect to which such term is used. A reference to a provision of ERISA shall, if such provision is amended, refer to the successor to such provision.

(z)	“Former Eligible Employee” means an Employee who was an Eligible Employee immediately prior to his or her Cessation of Participation Date.

(aa)	“Hour of Service”

(1)	General Definition of Hour of Service. The term “Hour of Service” shall mean each hour for which the Employee is directly or indirectly paid or entitled to payment by an Employer or an Affiliate—

(A) for the performance of duties,

	(B)	on account of a period of time during which no duties are performed (regard- less of whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence, or

	(C)	for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliated Company;

provided, however, that no hour shall be credited as an Hour of Service under more than one of the preceding paragraphs.

(2)	Maternity/Paternity Leave. In the case of Maternity/Paternity Leave, up to 501 Hours of Service shall be credited in the Anniversary Year in which the Maternity/Paternity Leave begins, if the Employee would otherwise have incurred a One-Year Break in Service in that Anniversary Year, otherwise up to 501 Hours of Service shall be credited in the following Anniversary Year to prevent a One-Year Break in Service. Maternity/ Paternity Leave means an absence from work (A) by reason of the pregnancy of an Employee, (B) by reason of the birth of a child of an Employee, (C) by reason of the placement of a child with the Employee in connection with the adoption of the child, or (D) for the purposes of caring for the child during the period immediately following the birth or placement for adoption.

(3)	Credited Hours of Service.

	(A)	Equivalency Method. With respect to periods of employment prior to July 1, 2005, each Employee shall be credited with Hours of Service on the basis of an assumed 190 Hours of Service per month for each month for which the Employee would have received at least one Hour of Service in accordance with this definition to the extent that it does not result in crediting Hours of Service more than once with respect to any period.

	(B)	General Method. With respect to periods of employment subsequent to June 30, 2005, Hours of Service shall be determined by the Employer or Affiliated Company from records of actual hours worked by each Employee in accordance with (I) this definition to the extent that it does not result in crediting Hours of Service more than once with respect to any period and (II) the requirements of Department of Labor Regulation section 2530.200b-2(a)(1), (2) and (3).

(4)	Special Rules for Determining Hours of Service. In the case of a payment which is made or due on account of a period during which an Employee performs no duties, Hours of Service will be determined in accordance with Department of Labor Regulations § 2530.200b-2(b) and (c).

(bb)	“Interest Credits” shall mean the amounts credited to a Member’s Cash Balance Account in accordance with Section 4.1(e).

(cc)	“Leased Employee” shall mean any person (other than an Employee of the Company or an Associate Company) who pursuant to an agreement between the Company or an Associate Company and any other person (“leasing organization”) has performed services for the Company or an Associate Company (or for the Company or an Associate Company and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the Company or an Associate Company.

(dd)	“Member” shall mean an Employee or former Employee who has become a Member under Article 3. A Member shall continue to be a Member as long as he has an undistributed beneficial interest in the Plan.

(ee)	“Normal Retirement Age” shall mean age 65 if the Employee commenced employment on or before July 31, 2002, or the later of the date the Employee attains age 65 or completes five years of Creditable Service, if the Employee commences employment on or after August 1, 2002.

(ff)	“Normal Retirement Date” shall mean the first day of the calendar month coinciding with or next following the date on which the Member attains Normal Retirement Age.

(gg)	“One Year Break in Service” shall mean an Anniversary Year in which a Member is credited with 500 or fewer Hours of Service.

(hh)	“Pfizer Plan” shall mean the Pfizer Inc. Retirement Annuity Plan.

(ii)	“Plan” shall mean the Minerals Technologies Inc. Retirement Plan, as set forth in this document and as amended from time to time.

(jj)	“Plan Year” shall mean the period beginning January 1 and ending December 31.

(kk)	“Primary Social Security Benefit” shall mean the annual amount available to the Member at age 65, or later if the Member retires after age 65, under the Old Age Insurance provisions of Title II of the Social Security Act in effect at his Severance from Service Date, without regard to any increases in the wage base or benefit levels that take effect after the date of termination of employment, subject to the following:

	(A)	A Member’s Primary Social Security Benefit shall be determined (1) with respect to the period prior to the Member’s Severance from Service Date, by applying a salary scale which is the actual change in average wages from year to year as determined by the Social Security Administration, projected backwards, from the Member’s Earnings for the calendar year in which the Member’s Severance from Service Date occurs (or the Member’s Earnings during the calendar year immediately preceding the calendar year in which the Member’s Severance from Service Date occurs, if Earnings during such year are greater) and (2) in the event that the Member’s Severance from Service Date occurs prior to attainment of age 65, by assuming that the Member’s Earnings as determined in (1) will continue to be earned by the Member until age 65. Notwithstanding the foregoing, if a Member whose Severance from Service Date occurs prior to attainment of age 65 retires pursuant to Section 4.2(b)(2)(B), such Member’s Primary Social Security Benefit shall be estimated by assuming that the Member will not receive any income after retirement which would be treated as wages for purposes of the Social Security Act.

	(B)	Notwithstanding the foregoing, actual salary history will be used to calculate the Primary Social Security Benefit if this will result in a larger benefit under the Career Earnings Formula for the Member, but only if documentation of such history is provided by the Member within two years after the later of his Severance from Service Date or the date the Member receives notice of his benefits under the Plan.

(ll)		“Retirement Benefit” shall mean the benefit payment to which a Member is entitled under Section 4.1, 4.2, 4.3 or 4.4, whichever is applicable.

(mm)		“Retirement Committee” shall mean those individuals designated by the Board of Directors of the Company to serve as Members of the Retirement Committee.

(nn)		“Severance from Service Date” shall mean the earlier of the following dates:

	(1)	the date on which the Employee terminates voluntarily, retires, is discharged or dies; or

	(2)	the first anniversary of the first date of a period in which an Employee remains absent from the service of an Employer for any reason other than voluntary termination, retirement, discharge or death, such as vacation, holiday, sickness, disability (other than a condition that renders the Employee Disabled as defined in Section 2.1(r)), leave of absence (other than a leave granted for military service) or lay-off; provided, however, that in the event an Employee shall quit, retire, die or be discharged prior to said first anniversary, his Severance from Service Date shall be the first day of such period of absence unless the Employee shall return to employment prior to such anniversary date.

(oo)		“Single Life Annuity” shall mean an annuity providing equal monthly payments for the lifetime of the Member with no survivor benefits.

(pp)		“Spouse” shall mean the person of the opposite sex to whom a Member has been legally married (as determined in accordance with the laws of the jurisdiction in which he resides) throughout the one-year period preceding the earlier of the Member’s Annuity Starting Date or the date of the Member’s death.

(qq)		“Trust Agreement” shall mean the agreement under which Plan assets are held and invested pursuant to Article 12 hereof.

(rr)	“Trust Fund” or “Trust” shall mean the trust fund established under Article 12 to hold the assets of the Plan.

(ss)	“Trustee” shall mean the person or persons acting as trustee of the Trust Fund.

2.2 Gender and Number
Whenever applicable, the masculine gender, when used in the Plan, shall include the feminine or neuter gender, and the singular shall include the plural.

Article 3. Participation

3.1 Commencement of Participation

(a)	Employees Who Were Members on December 31, 2001. Each Employee on December 31, 2001, who was a Member in the Retirement Annuity Plan on such date shall be a Member in the Plan on January 1, 2002, provided he is then an Eligible Employee.

(b)	Other Employees. Each other Employee shall become a Member on the first day on which the Employee is credited with an Hour of Service, provided he is then an Eligible Employee.

3.2 Cessation of Participation

Notwithstanding any other provision of the Plan to the contrary, as of a Former Eligible Employee’s Cessation of Participation Date, such Former Eligible Employee shall continue to earn Creditable Service for purposes of determining his vested status under Section 4.2, but, effective December 30, 2005, in no event shall such a Former Eligible Employee continue to earn Creditable Service for purposes of (A) the calculation of his Career Earnings under Section 4.1(b); or (B) his eligibility for Disability benefits under Section 4.4. Furthermore, in no event shall such a Former Eligible Employee’s Earnings be recognized, nor shall he accrue benefits under, either the Career Earnings Formula or the Cash Balance Formula following such Former Eligible Employee’s Cessation of Participation Date, except as specifically set forth below. With respect to any benefits under the Plan that accrue after December 30, 2005, a Former Eligible Employee’s age on his or her Cessation of Participation Date shall be used for purposes of determining such Former Eligible Employee’s age under Sections 4.2(b)(2)(A)(B) and (C).

Notwithstanding the foregoing, a Former Eligible Employee shall continue to earn Interest Credits pursuant to Section 4.1(e), and such Former Eligible Employee’s Cash Balance Account shall continue to be credited with such Interest Credits, until the last day of the month prior to the month in which payment under the Plan commences in accordance with Section 4.1(e) .

If such a Former Eligible Employee again becomes an Eligible Employee, he shall be treated as if he were reemployed, and shall be covered under the Cash Balance Formula, consistent with Sections 4.1 (b) and (c).

Article 4. Normal Retirement Benefit

4.1 Normal Retirement Benefit

(a)	In General. A Member who attains Normal Retirement Age while employed by an Employer or an Affiliated Company shall be entitled to a nonforfeitable benefit, calculated as a Single Life Annuity commencing on his Normal Retirement Date.

(b)	Career Earnings Formula. The Career Earnings Formula shall be used to determine the Normal Retirement Benefit of each Member who was an Employee of an Employer on December 31, 2001; provided, however, that, in the case of a Member who, following his Severance from Service Date, is reemployed by an Employer on or after January 1, 2002, the Career Earnings Formula shall not be applicable with respect to the Member’s period of employment with an Employer which occurs subsequent to the date of the Member’s reemployment. The benefit payable at the Normal Retirement Date of an Employee under the Career Earnings Formula, shall be equal to the greater of—

(1) 1.4% of the Member’s Career Earnings; or

(2) 1.75% of the Member’s Career Earnings, less 1.50% of his Primary Social Security Benefit multiplied by his years of Creditable Service, but in no event more than 35 years of Creditable Service.

Notwithstanding the foregoing, unless otherwise provided herein, each Section 401(a)(17) Member’s Accrued Benefit under the Career Earnings Formula will be the greater of the Accrued Benefit determined for such Member under (A) or (B) below:

(A)	the Section 401(a)(17) Member’s Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to such Member’s total years of Creditable Service taken into account under the Career Earnings Formula for the purposes of benefit accruals, or

(B)	the sum of:

	(i)	the Section 401(a)(17) Member’s Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the Treasury Regulations, and

	(ii)	the Section 401(a)(17) Member’s Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to such Member’s years of Creditable Service for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

A “Section 401(a)(17) Member” means a Member whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after

January 1, 1994, is based on Career Earnings for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

In the case of any group or class of Members, an Employer may limit the Prior Service of persons included in such group or class to service rendered on and after a date to be determined by an Employer.

Except in the case of a person in the service of a corporation which becomes an Associate Company, the Prior Service benefits of any Member who was absent from his Employer during all or part of the calendar year next preceding the date he becomes a Member, because of sickness, Disability, service in the armed forces of the United States, or like reasons beyond his control, and who entered the service of his Employer prior to such calendar year, shall be computed by crediting to him as Earnings for such calendar year the following Earnings:

(I)	all Earnings actually received by such Member in such calendar year before or after the period of absence from his Employer, and

(II)	the Earnings he would have received in such calendar year during the period of absence based on a forty-hour week at his straight-time rate of pay at the time of leaving his Employer and any increased rate to which he would have been entitled as a result of automatic length-of-service increases or a general increase, and any bonuses or other payments made in such calendar year during such period of absence to which he would normally have been entitled.

(c)	Cash Balance Formula. The Cash Balance Formula shall be used to determine the Normal Retirement Benefit of each Member whose employment with an Employer commences on or after January 1, 2002. The Cash Balance Formula shall be also used to determine the Normal Retirement Benefit of any Member who is reemployed by an Employer on or after January 1, 2002, with respect to the determination of such Member’s Normal Retirement Benefit attributable to service occurring subsequent to his reemployment date. Under no circumstances shall a Member accrue benefits under the Career Earnings Formula and the Cash Balance Formula with respect to the same periods of Creditable Service. The benefit payable at the Normal Retirement Date of an Employee under the Cash Balance Formula shall be equal to the sum of—

	(1)	Annual Pay Credits pursuant to Section 4.1(d); and

	(2)	Interest Credits pursuant to Section 4.1(e).

(d)	Annual Pay Credits. As of the first day of each Plan Year, an Annual Pay Credit shall be credited to the Cash Balance Account of each Member whose benefit is determined under the Cash Balance Formula (including each such Member who retired, died, or otherwise terminated during the prior Plan Year), who received Earnings during the prior Plan Year. The Annual Pay Credit shall equal such Member’s Earnings for the prior Plan Year multiplied by five percent (5%). Notwithstanding the foregoing, in the final year of a Member’s employment, an Annual Pay Credit will be credited to such Member’s account, calculated by multiplying such Member’s Earnings in the current Plan Year up to the Member’s termination date by five percent (5%).

(e)	Interest Credits. Interest Credits based on the amount of the Member’s Cash Balance Account as of the last day of each Plan Year shall be added to the Cash Balance Account of each Member whose benefit is determined under the Cash Balance Formula as of the last day of the Plan Year, prior to the crediting of any Annual Pay Credit or other credit for the following Plan Year. In the final year of employment of each such Member, interest at the same rate as used in determining the Interest Credit on the last day of the Plan Year in which the Member’s employment is terminated, shall be credited on a pro rata basis up to the date such Member’s benefits commence to the Member’s Cash Balance Account as of January 1 of the Plan Year in which the Member’s employment terminates. Effective January 21, 2004, the preceding sentence shall only apply if the Member elects to receive his benefit prior to the end of the Plan Year in which the Member’s employment terminates and no additional Interest Credit will be applied as of the end of the Plan Year to any Annual Pay Credit accrued to a Member’s Cash Balance Account based on his Earnings in the final year of the Member’s employment where the Member elected to receive his benefit prior to the end of the Plan Year in which the Member’s employment terminates. Except as provided below, Interest Credits shall cease once benefit payments have commenced to the Member.

If a Member who is currently receiving Retirement Benefits in any form other than a lump-sum payment is re-employed, interest hereunder shall not be credited to the Member’s Cash Balance Account used to determine such benefits but shall be credited to a new Cash Balance Account established on behalf of such Member.

Effective for Plan Years beginning on January 1, 2002 through January 1, 2004, the rate of interest used to determine the Interest Credits for a Plan Year shall be the twelve- month average of the 30-year constant maturity Treasury Bond rates (or the generally accepted proxy therefor (as published by the U.S. Federal Reserve Board)) determined for the 12 months ending in November of the immediately preceding Plan Year. Notwithstanding any other provision of the Plan to the contrary, an Employer reserves the right to change the interest rate used to determine Interest Credits at any time prior to the beginning of the Plan Year in which such credit is added to the Member’s Cash Balance Account.

Effective for Plan Years beginning after December 31, 2004, the rate of interest used to determine the Interest Credits for a Plan Year shall be the one-year constant maturity Treasury Bond rate (or the generally accepted proxy therefor (as published by the U.S. Federal Reserve Board)) for the month of November of the immediately preceding Plan Year plus one percentage point. Notwithstanding any other provision of the Plan to the contrary, an Employer reserves the right to change the interest rate used to determine Interest Credits at any time prior to the end of the Plan Year in which such credit is added to the Member’s Cash Balance Account.

4.2 Vesting and Early Commencement of Retirement Benefit Payments

(a)	Commencement of Vested Retirement Benefits at Normal Retirement Date. A Member whose Severance from Service Date occurs after he has completed five or more Years of Creditable Service shall be entitled to receive a Retirement Benefit commencing at Normal Retirement Date calculated in accordance with Section 4.1, the monthly amount of which, if such benefit were paid in the form of a Single Life Annuity, shall be equal to the Member’s Accrued Benefit at his Annuity Starting Date under the Career Earnings Formula and/or the Actuarial Equivalent of his Cash Balance Account at his Annuity Starting Date. Subject to the provisions of Article 6, any Retirement Benefit payable under this section may be paid in the form of a Single Life Annuity, an Automatic Joint and Surviving Spouse Annuity, or in another optional form of payment provided under Section 6.3.

If, at the Member’s Severance from Service Date, a Member’s vested Accrued Benefit is zero, he shall be deemed to have received an immediate lump-sum payment of his vested Accrued Benefit.

(b)	Commencement of Vested Retirement Benefits Before Normal Retirement Date.

	(1)	Provisions Applicable to Accrued Benefits Attributable to the Cash Balance Formula. Subject to the provisions of Article 6, a Member whose Severance from Service Date occurs after he has completed five or more Years of Creditable Service shall be entitled to elect that the Retirement Benefit payable pursuant to the Cash Balance Formula, if any, commence on the first day of the month coincident with or following his Severance from Service Date up to his Normal Retirement Date.

	(2)	Provisions Applicable to Commencement of Vested Retirement Benefits Attributable to the Career Earnings Formula. The Retirement Benefit determined under the Career Earnings Formula of a Member whose Severance from Service Date occurs prior to his Normal Retirement Date shall not commence until the Member’s Normal Retirement Date, except as follows:

		(A)	A Member whose Severance from Service Date occurs on or after the Member’s attainment of age 55 and following his completion of 10 Years of Creditable Service may elect to commence his Retirement Benefit as of the first day of any month prior to the Member’s Normal Retirement Date. If such a Member elects an Annuity Starting Date that is prior to the Member’s Normal Retirement Date, the Retirement Benefit payable as of such date shall equal the Member’s Accrued Benefit multiplied by the applicable percentages contained in Schedule B;

		(B)	A Member whose Severance from Service Date occurs on or after the date as of which the sum of the Member’s age and the Member’s Years of Creditable Service equal or exceed a total of 90 years may elect to commence his Retirement Benefit as of the first day of any month on or after the Member’s attainment of age 55 and prior to the Member’s Normal Retirement Date. If such a Member elects an Annuity Starting Date that is prior to the Member’s Normal Retirement Date, the Retirement Benefit payable as of such date shall equal the Member’s Accrued Benefit multiplied by the applicable percentages contained in Schedule C;

(C)	A Member whose Severance From Service Date occurs on or after the date as of which the Member has completed five or more Years of Creditable Service but prior to the date as of which the Member satisfies the requirements of Sections 4.2(b)(2)(A) and (B), such Member may elect to commence his Retirement Benefit as of the first day of any month prior to the Member’s Normal Retirement Date on or after the Member has attained age 55. If such a Member elects an Annuity Starting Date that is prior to the Member’s Normal Retirement Date, the Retirement Benefit payable as of such date shall equal the Member’s Accrued Benefit multiplied by the applicable percentages contained in Schedule D.

(D)	The foregoing notwithstanding, the Retirement Benefit of a Member who has completed at least five Years of Creditable Service shall in no event be less than the Retirement Benefit to which the Member would have been entitled had his Severance from Service Date occurred on December 31, 1993, under the terms and conditions of the Plan as then in effect (the “1993 Annuity”). A Member may elect to receive his 1993 Annuity, if any, prior to attaining age 55 but in no event prior to attaining age 50. If such a Member elects an Annuity Starting Date for this 1993 Annuity that is prior to the Member attaining age 55, the benefit payable as of such date shall equal the Member’s 1993 Annuity, reduced by 4% for each year (or portion thereof determined on a monthly basis) that it is received prior to age 65, measured from the Annuity Starting Date.

If a Member makes such an election, the remaining portion of his Accrued Benefit, if any, determined as of the date he elects to receive the 1993 Annuity and expressed as a benefit payable at age 65, shall be the amount obtained by subtracting the Member’s reduced 1993 Annuity from the product of his Accrued Benefit multiplied by the Actuarial Factor. The resulting net benefit amount, if any, is then divided by the Actuarial Factor to obtain the remaining benefit payable at age 65. For purposes of this computation, the “Actuarial Factor” shall mean the product of 40% multiplied by the actuarial equivalent benefit of an annual benefit of $1 commencing at age 55, determined as of the date the Member begins to receive his 1993 Annuity. The remaining portion of the Accrued Benefit so determined shall be payable under the terms and conditions of the Plan in effect at the Member’s termination of employment.

A Member who terminates employment with a vested right to his 1993 Annuity may elect to receive the 1993 Annuity in any of the optional forms of benefit available to such Member as in effect under the Plan on December 31, 1993.

4.3 Deferred Retirement

(a)	Amount of Benefit. A Member who remains an Eligible Employee beyond his Normal Retirement Date shall be entitled to a Deferred Retirement Benefit, calculated in accordance with Section 4.1 and in accordance with the provisions of the Plan as in effect as of his Severance from Service Date. The monthly amount of a Member’s benefit payable under this section, if such benefit were payable in the form of a Single Life Annuity, shall be the Actuarial Equivalent of his Cash Balance Account or his Retirement Benefit under the Career Earnings Formula at his Severance from Service Date. Subject to the provisions of Article 6, any benefit payable under this section may be paid in the form of a Single Life Annuity, an Automatic Joint and Surviving Spouse Annuity, or in an optional form of payment under Section 6.3.

(b)	Commencement of Benefit. Subject to the provisions of Article 6, and except as provided in Sections 4.3(c) and (d), such Deferred Retirement Benefit payments shall commence as of the first day of the calendar month coincident with or next following the Member’s Severance from Service Date.

(c)	Limited Service. Notwithstanding any other provision of the Plan, with respect to the period from his Normal Retirement Date to his Severance from Service Date, the Member shall receive Normal Retirement Benefit payments for each month in which he is compensated for fewer than 40 Hours of Service.

(d)	Suspension of Benefits Notice Procedures. In the case of a Member who remains an Employee beyond his Normal Retirement Date, Sections 5.2 and 5.3 (suspension of benefits) shall apply for any month commencing after Normal Retirement Date in which he is compensated for 40 or more Hours of Service.

4.4 Disability Retirement

(a)	Effect of Disability Leave Status on Benefits Under the Career Earnings Formula. Upon becoming Disabled, a Member who has completed at least five years of Creditable Service will be eligible for Disability Leave Status. Such status may be terminated or suspended by the Retirement Committee if at any time before age 65 the Member again engages in regular full-time employment, fails or refuses to undergo any medical examination ordered by the Retirement Committee, or the Retirement Committee determines on the basis of a medical examination that the Member has sufficiently recovered to engage in regular full-time employment. While on Disability Leave Status, a Member will be credited with Creditable Service, and with Earnings at the same rate as he had earned in the calendar year prior to the calendar year in which he became Disabled, until the Member retires, dies, reaches age 65, or his Disability Leave Status is sooner terminated or suspended.

(b)	Effect of Disability on Benefits Under the Cash Balance Formula. If a Member who has completed at least five years of Creditable Service and who is an Employee suffers a Disability prior to termination, and, for reasons thereof, the Member’s status as an Employee ceases, then such Member shall continue to be credited with Annual Pay

Credits and Interest Credits during the period of such Disability as described below and as provided in Section 4.1 as if the individual were still actively employed. For the purpose of determining a Disabled Member’s Annual Pay Credits for any Plan Year, such Member’s Earnings for any period of Disability shall be equal to the Member’s Earnings during the full calendar year immediately preceding the date of such Disability (annualized in the event the Member did not receive 12 full months of Earnings). Additionally, Years of Creditable Service (determined on the basis of the Member’s regularly scheduled Hours of Service as of the date immediately preceding the date of such Disability) shall continue to be credited during the period in which credits continue to be credited to the Member’s Cash Balance Account. Annual Pay Credits for a Plan Year shall be determined based on the Disabled Member’s attained age and Anniversary Years of Service (including the additional service described above) as of the immediately preceding December 31. However, such credits shall cease upon the earliest to occur of:

(1)	the day on which the Member’s long-term disability plan payments cease;

(2)	the day the Member dies;

(3)	the date the Member begins to receive benefit payments under the Plan; or

(4)	the fifth anniversary of the last day the Member was actively at work prior to such Disability, as determined by the Retirement Committee.

4.5 Adjustment for In-Service Payments
In the case of a Member whose benefit payments commence prior to his Severance from Service Date pursuant to either section 4.3(c) or section 6.4(b) (required commencement at age 70½)—

(a)	Retirement Benefits payable under the Career Earnings Formula shall be reduced to reflect the Actuarial Equivalent value of amounts previously paid to the Member as in- service payments; and

(b)	the Member’s benefit determined under the Cash Balance Formula will be adjusted, if appropriate, in each calendar year beginning after the Member’s Annuity Starting Date, to reflect changes in his Normal Retirement Benefit resulting from adjustments to the Member’s Cash Balance Account for the next preceding calendar year.

4.6 Transfer of Employment
In the case of a Member who transfers from employment with an Employer to a nonparticipating Affiliated Company, he shall not earn Creditable Service for Anniversary Years during which the Member is employed by the nonparticipating Affiliated Company nor shall the Member’s Earnings be recognized with respect to such period. No Annual Pay Credits shall be made to the Member’s Cash Balance Account with respect to the period of such Member’s employment with a nonparticipating Affiliated Company, however, such Member’s Cash Balance Account shall continue to be credited with Interest Credits during such period until the end of the month prior to the month in which payment under the Plan commences.

Article 5. Effect of Continued Employment or Reemployment on Retirement Benefits

5.1 Reemployment After a Member’s Annuity Starting Date
In the case of a Member who is reemployed by an Employer or an Affiliate after he has received or begun to receive a benefit under the Plan, such Member’s participation in the Plan shall resume as of the date of such Member’s reemployment and benefit payments under the Plan shall be suspended during the period of his reemployment with respect to benefits accrued prior to such reemployment. The amount of the Member’s Cash Balance Account attributable to the Member’s previous employment shall be equal to $0 upon such Member’s reemployment and a new Cash Balance Account shall be established with respect to such Member which shall reflect Annual Pay Credits for periods after reemployment and related Interest Credits.

5.2 Reemployment Before a Member’s Annuity Starting Date
In the case of a Member who is reemployed by an Employer or an Affiliate before he has begun to receive a benefit, such Member’s participation in the Plan shall resume as of the date of such Member’s reemployment, provided, however, that any benefits accrued by a Member who is reemployed on or after January 1, 2002 shall be determined under the Cash Balance Formula, pursuant to Section 4.1(c).

5.3 Reemployment or Continuation of Employment After a Member’s Normal Retirement Date
In the case of a Member who is reemployed by an Employer or an Affiliate after his Normal Retirement Date or who remains employed by an Employer or an Affiliate after his Normal Retirement Date—

(a)	no benefits shall be paid under the Plan for any month in which he is compensated for 40 or more Hours of Service;

(b)	for periods of employment or reemployment described in subsection (a) above, Department of Labor regulation section 2530.203-3, including the notice procedures described in Section 5.4, shall be followed; and

(1) benefits paid after a subsequent Break in Service shall not be adjusted on account of payments suspended during periods of employment or reemployment.

5.4 Suspension of Benefits Notice Procedures
In the case of a Member whose benefits are to be suspended after Normal Retirement Age as a result of such Member’s continuation of employment with an Employer or an Affiliate, the Retirement Committee shall notify the Member of any such suspension by personal delivery or first class mail during the first calendar month for which payments are withheld. Such notice shall contain—

(a)	a general description of the reasons why payments are suspended;

(b)	a general description of the Plan provisions relating to the suspension of benefits;

(c)	a copy of such Plan provisions;

(d)	a statement that applicable Department of Labor regulations may be found in section 2530.203-3 of the Code of Federal Regulations; and

(e)	a statement that a review of the suspension may be requested under the claims procedure found in Section 11.10.

If the summary plan description (“SPD”) contains information which is substantially the same as the information required by this section, the notification may refer the Member to the relevant pages of the SPD, provided that the Member is informed as to how to obtain a copy of the SPD or the relevant pages, and that requests for information are honored within 30 days.

Article 6. Form of Payment of Retirement Benefits

6.1 Automatic Form of Payment
Subject to Sections 6.2 through 6.5, a Member’s benefit shall be paid in the form of a Single Life Annuity (in the case of unmarried Member) and in the form of an Automatic Joint and Surviving Spouse Annuity (in the case of married Members) commencing on the date determined under the provisions of Article 4.

6.2 Automatic Joint and Surviving Spouse Annuity

(a)	General Rule. The benefit of a Member who has been married to his Spouse throughout the one-year period immediately preceding his Annuity Starting Date and who is entitled to receive monthly annuity payments under the Plan shall be payable in the form of an Automatic Joint and Surviving Spouse Annuity (as defined below), unless he has elected otherwise in accordance with Section 6.2(c).

(b)	Definition. “Automatic Joint and Surviving Spouse Annuity” shall mean an annuity that is the Actuarial Equivalent of a Single Life Annuity, provides a reduced level monthly benefit to the Member for his lifetime, and upon the Member’s death, provides an annuity for the life of his surviving Spouse in a monthly amount equal to 50% of the monthly amount payable to the Member during his life.”

(c)	Election Procedures.

(1) General Rule. A married Member may elect in writing, on a form supplied by the Retirement Committee, to waive the Automatic Joint and Surviving Spouse Annuity, and to receive his benefits in the form of a Single Life Annuity or in accordance with an optional form of payment described in Section 6.3. Any election by a Member pursuant to this Section 6.2(c)(1) must be filed with the Retirement Committee within the election period described in Section 6.2(c)(5). For such an election to be effective—

(A) the Member’s Spouse must consent in writing to such election;

	(B)	such election must state the optional form of payment under Section 6.3 which is elected;

	(C)	such election must designate a Beneficiary (if applicable);

	(D)	the Member’s Spouse must acknowledge the financial consequences of such consent; and

	(E)	such Spouse’s consent must be witnessed by a Plan representative or a notary public.

(2)	Exception to Consent Requirement. The consent of a Member’s Spouse shall not be required where—

	(A)	the Member has elected the form of payment described in Section 6.3(d) and the Spouse is the Beneficiary thereunder;

	(B)	the Retirement Committee determines that the required consent cannot be obtained because there is no Spouse or the Member’s Spouse could not be located;

	(C)	the Retirement Committee determines that the Member is legally separated;

	(D)	the Retirement Committee determines that the Member has been abandoned within the meaning of local law and there is a court order to that effect.

(3)	Revocation and Modification. An election by a Member, pursuant to Section 6.2(c)(1), to waive an Automatic Joint and Surviving Spouse Annuity may be revoked by the Member, in writing, without the consent of his Spouse at any time during the election period. Any subsequent election by a Member to waive an Automatic Joint and Surviving Spouse Annuity or any subsequent modification of a prior election (other than a revocation of a waiver of an Automatic Joint and Surviving Spouse Annuity or a change in the form of payment or designation of Beneficiary where there is in effect a valid general consent with respect to the form of payment or designated Beneficiary (whichever is applicable)) must comply with the requirements set forth in Section 6.2(c)(1) above. A Spouse’s consent shall be considered a “general consent” if the following requirements are satisfied—

	(A)	the consent permits the Member to waive the Automatic Joint and Surviving Spouse Annuity;

	(B)	the consent permits the Member to change the optional form of benefit payment and/or the designated Beneficiary without any requirement of further consent by the Spouse; and

	(C)	the Spouse acknowledges in the consent that—

(i)	the Spouse has the right to limit consent to a specific optional form of benefit and/or Beneficiary (as applicable), and

(ii)	the Spouse voluntarily relinquishes either or both of such rights (as applicable).

Notwithstanding any other provision of this Article 6 to the contrary, if, at any time subsequent to the Annuity Starting Date of a retirement benefit being paid to a Member in the form of an Automatic Joint and Surviving Spouse Annuity, the Plan receives a domestic relations order determined by the Retirement Committee pursuant to Section 14.3 to be a qualified domestic relations order under Code section 414(p), which order specifically provides that the Member’s former Spouse who is the Member’s contingent annuitant under the Automatic Joint and Surviving Spouse Annuity is no longer the Member’s contingent annuitant for purposes of survivor benefits under the Plan, the Automatic Joint and Surviving Spouse Annuity shall thereupon be cancelled. Upon such cancellation of the Automatic Joint and Surviving Spouse Annuity, the Member shall elect any form of payment as shall be available under the Plan to the Member at the time of the cancellation of the Automatic Joint and Surviving Spouse Annuity; provided, however, that the amount of the retirement benefit payable after the cancellation of the Automatic Joint and Surviving Spouse Annuity shall be the Actuarial Equivalent of the Member’s Accrued Benefit as of the Member’s Annuity Starting Date reduced to reflect the value of the benefits previously received by the Member in the form of the Automatic Joint and Surviving Spouse Annuity.

(4)	Validity of Spousal Consent. Any consent or election under this provision shall be valid only with respect to the Spouse who signs the consent or, if the Spouse’s consent is excused by the Retirement Committee, the designated Spouse, but shall be irrevocable once made.

(5)	Election Period. For purposes of this Section 6.2, a Member’s “election period” shall be the 90-day period ending on the Member’s Annuity Starting Date; provided, however, that if the written notification described in Section 6.2(d) is furnished to a Member on or after the Member’s Annuity Starting Date, then (i) the Member’s election period shall not end until 30 days after such notification is provided, and (ii) distributions must commence to such a Member not more than 90 days after (or longer if distribution has not yet occurred by such 90th day solely for administrative reasons) such notification is provided (in which case the Annuity Starting Date affirmatively elected by the Member shall be referred to as the “Retroactive Annuity Stating Date” and shall be deemed to have occurred on the date such Member’s Plan benefits first became payable). Notwithstanding any provision of the Plan to the contrary, for purposes of the foregoing, Plan benefits shall only be provided based on a Retroactive Annuity Starting Date if all of the following conditions are satisfied:

	(A)	The Member affirmatively elects to use the Retroactive Annuity Starting Date.

		(B)	The Member’s Spouse, as of the time distributions actually commence (including an alternate payee who is treated as the Member’s Spouse under a qualified domestic relations order as defined in Code section 414(p)), consents to the Retroactive Annuity Starting Date election in a manner that satisfies the spousal consent requirements set forth herein. However, such spousal consent is not required where the amount of such Spouse’s survivor annuity payments using the Retroactive Annuity Starting Date are no less than the amount that the survivor payments to such Spouse would have been under an optional form of benefit that would satisfy the requirements to be a “qualified joint and survivor annuity” under Code section 417(b) and has an annuity starting date after the date that the notification was provided.

		(C)	The distribution (including appropriate interest rate adjustments) to the Member provided based on the Retroactive Annuity Starting Date would satisfy the requirements of Code section 415, if the date the distribution commences is substituted for the Annuity Starting Date for all purposes, including for purposes of determining the applicable interest rate and mortality table; provided, however, that such requirement is not applicable in the case of a distribution that commences 12 months or less from the Retroactive Annuity Starting Date, unless the form of benefit is a form of benefit subject to the valuation rules of Code section 417(e)(3).

		(D)	Future periodic payments with respect to a Member who elects a Retroactive Annuity Starting Date are the same as the future periodic payments, if any, that would have been paid to such Member had payments actually commenced on the Retroactive Annuity Starting Date. In addition, in the case of a form of benefit that would have been subject to Code section 417(e)(3) if distributions had commenced as of the Retroactive Annuity Starting Date, the distribution must be no less than the benefit produced by applying the applicable interest rate and the applicable mortality table determined as of the date the distribution commences to the annuity form that corresponds to the annuity form that was used to determine the benefit amount as of the Retroactive Annuity Starting Date. In the case of either future periodic payments described in the first sentence of this subsection (D) or payments subject to Code section 417(e)(3) described in the second sentence of this subsection (D), the Member must receive a make-up amount to reflect any missed payments, with an appropriate adjustment for interest, at a rate of interest equal to the applicable interest rate for one-year Treasury-Bills plus 1%, compounded monthly, from the date the payments would have been made to the date payments actually commenced.

(d)	Notification. With regard to an election, the Retirement Committee shall provide each Member within the notice period described below, a written explanation of—

	(1)	the terms and conditions of the Automatic Joint and Surviving Spouse Annuity;

(2)	the Member’s right to make, and the effect and financial consequences of, a waiver of the Automatic Joint and Surviving Spouse Annuity;

(3)	the relative values of the various optional forms of benefit under the Plan;

(4)	the financial effect of electing an optional form of benefit under the Plan;

(5)	any other material features of the various optional forms of benefit under the Plan;

(6)	the rights of the Member’s Spouse regarding a waiver of the Automatic Joint and Surviving Spouse Annuity; and

(7)	the right of the Member to revoke a prior waiver of the Automatic Joint and Surviving Spouse Annuity and the effect and financial consequences of such a revocation.

For purposes of this Section 6.2(d), the “notice period” shall be the 60-day period beginning 90 days prior to the Annuity Starting Date; provided, however, that the Retirement Committee may establish uniform procedures to permit a Member with any applicable spousal consent to waive the 30-day period for notice and/or election if the distribution commences more than 7 days after the notification is provided.

6.3 Other Optional Forms of Payment

(a)	In General.

	(1)	The optional forms of payment described in Section 6.3(b), (d) and (e) shall not be available to a Member whose Severance From Service Date occurs prior to the date as of which the Member satisfies the requirements of Sections 4.2(b)(2)(A) and (B). Notwithstanding the foregoing, a Member whose Retirement Benefit is determined under the Cash Balance Formula may receive payment of his vested Retirement Benefit in the form of a lump sum payment pursuant to Section 6.3(b).

	(2)	Subject to Sections 6.1, 6.2 and 6.3(a)(1), a Member may elect in writing to receive his benefit under Section 4.1, 4.2, 4.3, or 4.4 in any optional form of payment described in this section. An optional form of payment shall be the Actuarial Equivalent of the benefit payable to the Member as a Single Life Annuity, except in the case of a Retirement Benefit determined under the Cash Balance Formula that is paid in the form of a lump sum, which lump sum payment shall be in the amount determined pursuant to Section 2.1(b)(1)(A). An election by an unmarried Member to receive payment of his benefit in an optional form shall be valid only if he is furnished with an explanation of the material features and relative values of the optional forms of benefit within the notice period described in Section 6.2(d).

(b)	Lump Sum Option.

	(1)	With respect to a Retirement Benefit determined under the Career Earnings Formula, a Member may elect to receive his Retirement Benefit in the form of a lump sum payment; provided, however, that (A) the election to receive such lump sum payment must be made by the Member prior to the Member’s Severance from Service Date, and (B) the Annuity Starting Date of such lump sum payment may not be deferred beyond the Annuity Starting Date next following or coincident with the Member’s Severance from Service Date. Such lump sum benefit shall be the Actuarial Equivalent of the Member’s Accrued Benefit on the Member’s Annuity Starting Date.

(2) With respect to a Retirement Benefit determined under the Cash Balance Formula, a Member may elect to receive his Retirement Benefit in the form of a lump sum payment which lump sum payment shall be equal to the amount credited to his Cash Balance Account as of the last day of the month next preceding his Annuity Starting Date.

(c)	Single Life Annuity Options. A Member may elect to receive an annuity providing equal monthly payments for the lifetime of the Member with no survivor benefits.

(d)	Joint and Contingent Annuity Option. A Member may elect an annuity providing reduced equal monthly payments for his lifetime, with monthly payments to continue for the lifetime of his Beneficiary in an amount equal to 50% or 100% of the monthly amount payable during the Member’s lifetime.

(e)	Level Income Option. If the Member’s benefit is to commence prior to the Member’s Normal Retirement Date, the Member may elect to convert the Retirement Benefit otherwise payable to him into a Retirement Benefit of an Actuarial Equivalent value of such amount so that with his expected Social Security benefit, he will receive, so far as possible, the same amount each year before and after such expected Social Security benefit commences. A Member whose Retirement Benefit commences before he reaches age 62 may elect the Level Income Option based on his Social Security benefit as of age 62 or his Social Security benefit as of age 65. A Member whose Retirement Benefit commences after he reaches age 62 may only elect the level income option based on his Social Security benefit as of age 65. Monthly payments shall terminate upon the death of the Member unless the Member elected the Level Income Option in conjunction with the Automatic Joint and Surviving Spouse Annuity or the Joint and Contingent Annuity Option described in Section 6.3(d), in which event payments shall continue pursuant to such election if the Member’s Spouse or Beneficiary, as applicable, survives the Member.

6.4 Distribution Requirements

(a)	General Rule. Notwithstanding anything in Sections 6.1 through 6.3 to the contrary, and unless the Member otherwise elects in writing, distribution to such Member shall not commence later than the sixtieth day after the close of the Plan Year in which occurs the latest of the following events:

(1) the Member attains age 65;

	(2)	the Member attains the tenth anniversary of the date on which he became a Member under the Plan; or

	(3)	the Member’s Break in Service.

(b)	Latest Allowable Commencement Dates.

	(1)	General. Notwithstanding anything in the Plan to the contrary, all distributions will comply with Article 6-A.

	(2)	Basic Rule. Subject to Article 6-A and notwithstanding anything contained in Sections 6.1 through 6.3 to the contrary, any Member who is a five percent owner (as such term is defined in Code section 416(i)(1)(B)(i)), with respect to the Plan Year ending with or within the calendar year in which he attains age 70½, shall commence to receive Retirement Benefit payments no later than April 1 following the close of the calendar year in which age 70½ is attained. Retirement Benefit payments to any other Member shall commence no later than April 1 of the calendar year following the later of (1) the calendar year in which such Member attains age 70½ or (2) the calendar year in which such Member Severance from Service Date occurs.

With respect to a Member other than a five percent owner (as such term is defined in Code section 416(i)(1)(B)(i)) whose Severance from Service Date occurs subsequent to April 1 of the close of the calendar year in which the Member attains age 70½ and whose Retirement Benefit is determined under the Career Earnings Formula, the Retirement Benefit of such a Member shall be actuarially adjusted. Such actuarially adjusted Retirement Benefit shall be equal to the Actuarial Equivalent, as of the Member’s Annuity Starting Date, of:

		(A)	the Member’s Retirement Benefit determined as of the April 1 following the close of the calendar year in which the Member attained age 70½; plus

		(B)	any additional Retirement Benefits accrued by the Member during the period beginning on the April 1 following the close of the calendar year in which the Member attained age 70½ and ending on the Member’s Severance from Service Date; minus

		(C)	any distributions made to the Member prior to the Member’s Annuity Starting Date.

For purposes of this Section 6.4(b)(2), the actuarial equivalent value of a Member’s Retirement Benefit as of the Member’s Annuity Starting date shall be determined by using the actuarial assumptions contained in Section 2.1(b)(2).

(c)	No Change in Form of Payment After Annuity Starting Date. Except as may otherwise be permitted in Section 6.2(c)(3), a Member may not change the form of benefit payment elected pursuant to this Article 6 for any reason following the Member’s Annuity Starting Date.

6.5 Amounts Not Exceeding $1,000
Notwithstanding the foregoing provisions of this Article 6, if the Actuarial Equivalent present value of a Member’s vested benefits payable under the Plan (including a benefit payable in a form as described in Section 6.2), determined as of the first day of the Plan Year immediately following the Plan Year in which the Member’s Severance from Service Date occurs, does not exceed $5,000 ($1,000, effective March 28, 2005), the Retirement Committee shall cause such Member’s vested benefits to be paid to him in a single lump-sum payment of Actuarial Equivalent value as soon as practicable thereafter. Payment of such lump sum shall relieve the Plan of all obligations to the Member. In the event a Member is not entitled to any Retirement Benefit at his Severance from Service Date pursuant to Section 4.2(a), he shall be deemed cashed out under the provisions of this Section 6.5 as of his Severance from Service Date. However, if such Member is subsequently reemployed by the Employer or an Affiliated Company, his Retirement Benefit shall be automatically restored.

6.6 Designation of Beneficiary
Subject to the provisions of Sections 6.2 through 6.5, 7.1 and 7.2, each Member who is accruing benefits under the Cash Balance Formula may designate a Beneficiary, including a trust or an estate, to whom survivor’s benefits under Article 7 are to be paid upon the Member’s death. Each such designation shall be made on a form provided by the Retirement Committee, shall be effective only when filed in writing with the Retirement Committee, and shall revoke, subject to the provisions of Section 6.2, all prior designations. If no Beneficiary is designated, if a designation is revoked, or if no designated Beneficiary survives the Member, the applicable benefit, if any, shall be payable to the Member’s surviving Spouse or, if there is no surviving Spouse, to the Member’s estate, except as provided in Section 6.7.

6.7 Death of Beneficiary Prior to Member’s Separation from Service Date
If the Beneficiary designated by the Member to receive survivor benefits described in Section 6.3(d) dies prior to the Member’s Severance from Service Date, the election under Section 6.3 shall be void, and benefits shall be payable under Section 6.1 or 6.2, as applicable, unless and until another Beneficiary is formally designated by the Member pursuant to Section 6.6.

6.8 Optional Direct Rollovers of Eligible Rollover Distributions

(a)	In General. Notwithstanding any provision of the Plan to the contrary, a “Distributee” may elect to have any portion (subject to the limitations provided below of an “Eligible Rollover Distribution” paid directly to an “Eligible Retirement Plan” specified by the “Distributee” in a “Direct Rollover” to the extent permitted by Code section 401(a)(31) and applicable Treasury regulations thereunder. Terms in quotation marks are defined in Section 6.8(b).

(b)	Definitions.

	(1)	“Direct Rollover” means a payment by the Plan to an Eligible Retirement Plan, in the form of a direct trustee to trustee transfer, as specified by the Distributee.

	(2)	“Distributee” means each of the following persons who may elect a Direct Rollover of an Eligible Rollover Distribution of the Member’s Retirement Benefit;

		(A)	the Member;

		(B)	the Member’s Beneficiary, if the Beneficiary was married to the Member on the date of his death; and

		(C)	an alternate payee under a qualified domestic relations order, as defined in Code section 414(p), if that person is the Spouse or former Spouse of the Member.

	(3)	“Eligible Retirement Plan” means a qualified plan described in Code section 401(a), provided that the terms of such qualified plan permit acceptance of the Distributee’s Eligible Rollover Distribution, an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), or an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an “Eligible Retirement Plan” is an individual retirement account or an individual retirement annuity, as such terms are defined in the preceding sentence.

	(4)	“Eligible Rollover Distribution” means any distribution of all or any portion of the Retirement Benefit payable to the Distributee except that an “Eligible Rollover Distribution” does not include:

		(A)	any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee or the Distributee’s designated Beneficiary, or for a specified period of 10 years or more;

		(B)	any distribution to the extent such distribution is required under Code section 401(a)(9); and

		(C)	the portion of any distribution that is not includible in gross income.

(c)	No amount shall be directly rolled over pursuant to this Section 6.8 unless and until it would otherwise be distributed to the Distributee and all consents and written elections required to make the distribution have been obtained. Nothing in this Section 6.8 shall be construed to alter the normal or optional forms of payment of the Retirement Benefit available under the Plan.

(d)	The Retirement Committee shall provide notice to each Distributee who will receive an Eligible Rollover Distribution of the Distributee’s right to elect a Direct Rollover in accordance with Code section 401(a)(31). The Retirement Committee shall provide such notice at the time and in the manner required by regulations.

(e)	The Distributee shall notify the Retirement Committee in writing by such deadline as the Retirement Committee shall prescribe whether or not he wishes to have any part of the Eligible Rollover Distribution directly rolled over. If the Distributee fails to elect a Direct Rollover by the deadline established by the Retirement Committee, then the entire amount of the Eligible Rollover Distribution shall be distributed or paid directly to the Distributee as otherwise provided in the Plan.

(f)	A Distributee may elect that the lowest of the following amounts shall be directly rolled over:

(1) The entire amount of the Eligible Rollover Distribution; or

(2) Such portion of the Eligible Rollover Distribution as the Distributee specifies (in accordance with rules established by the Retirement Committee), provided that the amount directly rolled over is not less than $200 or such higher amount as the Retirement Committee may prescribe in accordance with applicable Treasury regulations.

Notwithstanding the foregoing provisions of this Section 6.8(f), a Distributee may not elect a Direct Rollover with respect to his Eligible Rollover Distributions during the year if such Eligible Rollover Distributions are reasonably expected to total less than $200.

(g)	A Member may elect to have a direct rollover made with respect to a portion of his distribution, provided the amount of the partial direct rollover equals at least $500.

(h)	The Distributee may only request a Direct Rollover to one Eligible Retirement Plan with respect to any Eligible Rollover Distribution.

(i)	No amount will be directly rolled over pursuant to this Section 6.8 unless the Distributee provides the Retirement Committee, by such deadline as the Retirement Committee shall prescribe, such information as it shall require—

(1) to determine that the amount directly rolled over will be received by an Eligible Retirement Plan that will accept the Direct Rollover; and

(2) to make the Direct Rollover and make such reports and keep such records as are required under applicable law.

The Retirement Committee may rely on all such information provided by the Distributee and shall not be required to verify any such information.

(j)	The Retirement Committee shall select the manner in which to make the Direct Rollover.

(k)	Any amount directly rolled over in accordance with this Section 6.8 shall be a distribution from this Plan and shall discharge any liability to the Distributee under this Plan to the same extent as a payment directly to the Distributee.

Article 6-A. Minimum Distribution Requirements

6-A.1 General Rules

(a)	Effective Date. The provisions of this Article 6-A will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Precedence. The requirements of this Article 6-A will take precedence over any inconsistent provisions of the Plan.

(c)	Requirements of Treasury Regulations Incorporated. All distributions required under this Article 6-A will be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).

(d)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article 6-A, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

6-A.2 Time and Manner of Distribution

(a)	Required Beginning Date. The Member's entire interest will be distributed, or begin to be distributed, to the Member no later than the Member's Required Beginning Date.

(b)	Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member's entire interest will be distributed, or begin to be distributed, no later than as follows:

	(1)	If the Member's surviving Spouse is the Member's sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

	(2)	If the Member's surviving Spouse is not the Member's sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

	(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Member's death, the Member's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

	(4)	If the Member's surviving Spouse is the Member's sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this Section 6-A.2(b), other than Section 6-A.2(b)(1), will apply as if the surviving Spouse were the Member.

For purposes of this Section 6-A.2(b), distributions are considered to begin on the Member's Required Beginning Date (or, if Section 6-A.2(b)(4) applies, the date distributions are required to begin to the surviving Spouse under Section 6-A.2(b)(1)). If annuity payments irrevocably commence to the Member before the Member's Required Beginning Date (or to the Member's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 6-A.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)	Form of Distribution. Unless the Member's interest is distributed in the form of an annuity purchased from an insurance company or in a single lump sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6-A.3, 6-A.4 and 6-A.5. If the Member's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations thereunder.

6-A.3. Determination of Amount to be Distributed Each Year

(a)	General Annuity Requirements. If the Member's interest is paid in the form of an annuity distribution under the Plan, payments under the annuity must satisfy the following requirements:

	(1)	the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

	(2)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 6-A.4 or 6-A.5;

	(3)	once payments have begun over a period certain, the period certain may only be changed as follows:

		(A)	the modification occurs at the time that the Member retires or in connection with a Plan termination;

		(B)	the payments prior to modification are paid over a period certain without life contingencies; or

		(C)	the payments after modification are paid under an Automatic Joint and Surviving Spouse Annuity over the joint lives of the Member and a Designated Beneficiary, the Member’s Spouse is the sole Designated Beneficiary, and the modification occurs in connection with the Member becoming married to such Spouse;

provided, however, that in order to modify a stream of annuity payments in accordance with the foregoing, the following conditions must be satisfied: (i) the future payments under the modified stream must satisfy Code section 401(a)(9) as though payments first commenced on a new annuity starting date, treating the actuarial value of the remaining payments as the Member’s entire interest; (ii) for purposes of Code sections 415 and 417, the modification is treated as a new annuity starting date; (iii) after taking into account the modification, the annuity stream satisfies Code section 415 (determined at the original Annuity Starting Date, using the interest rates and mortality tables applicable to such date); and (iv) the end point of the period certain, if any, for any modified payment period is not later than the end point available under Code section 401(a)(9) to the Member at the original Annuity Starting Date; and

(4)	payments will either be non-increasing or increase only in accordance with one or more of the following:

	(A)	by an annual percentage increase that does not exceed the annual percentage increase in an Eligible Cost-of-Living Index for a 12-month period ending in the year during which the increase occurs or the prior year;

	(B)	by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an Eligible Cost-of- Living Index since the Annuity Starting Date, or if later, the date of the most recent percentage increase; provided, however, that in cases providing such a cumulative increase, an actuarial increase may not be provided to reflect the fact that increases were not provided in the interim years;

	(C)	to the extent of the reduction in the amount of the Member's payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 6-A.4 dies or is no longer the Member's Beneficiary pursuant to a qualified domestic relations order within the meaning of Code section 414(p);

	(D)	to pay increased benefits that result from a Plan amendment;

	(E)	to allow a Beneficiary to convert the survivor portion of an Automatic Joint and Surviving Spouse Annuity into a single sum distribution upon the Member’s death; or

	(F)	with respect to annuity payments paid under the Plan (other than annuity payments under an annuity contract purchased from an insurance company), the payments are increased by one of the following: (i) a constant percentage, applied not less frequently than annually, at a rate that is less than 5% per year; (ii) to provide a final payment upon the death of the Member that does not exceed the excess of the actuarial present value of the Member’s accrued benefit (within the meaning of Code section 411(a)(7)) calculated as the annuity starting date using the applicable interest rate and the applicable mortality table under Code section 417(e) over the total payments before the death of the Member); or (iii) as a result of dividend payments or other payments that result from actuarial gains, but only if (a) actuarial gain is measured no less frequently than annually; (b) the resulting dividend payments or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured); (c) the actuarial gain taken into account is limited to actuarial gain from investment experience; (d) the assumed interest used to calculate such actuarial gains is not less than 3%; and (e) the payments are not increasing by a constant percentage as set forth in (i) above.

(b)	Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Member's Required Beginning Date (or, if the Member dies before distributions begin, the date distributions are required to begin under section 6-A.2(a) or 6-A.2(b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Member's benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member's Required Beginning Date.

(c)	Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Member in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues; provided, however, that any such additional benefits may be disregarded if the actuarial present value of the additional benefits is not more than 20% of the Member’s interest in the annuity as set forth in Section 6-A.3(a) and the annuity provides only for the following additional benefits (1) additional benefits that, in the case of a distribution, are reduced by an amount sufficient to ensure that the ratio of such sum to the Member’s interest in the annuity does not increase as a result of the distribution, and (2) an additional benefit that is the right to receive a final payment upon death that does not exceed the excess of the premiums paid less the amount of prior distributions; provided, further that if the only additional benefit provided under the annuity is the additional benefit set forth in (2) above, the additional benefit may be disregarded regardless of its value in relation to the dollar amount credited to the Member under the annuity.

6-A.4 Requirements For Annuity Distributions That Commence During Member's Lifetime

(a)	Joint Life Annuities Where the Beneficiary Is Not the Member's Spouse. If the Member's interest is being distributed in the form of an Automatic Joint and Surviving Spouse Annuity for the joint lives of the Member and a non-spouse Beneficiary, annuity payments to be made on or after the Member's Required Beginning Date to the Designated Beneficiary after the Member's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of section 1.401(a)(9)-6 of the Treasury regulations. If the form of distribution combines an Automatic Joint and Surviving Spouse Annuity for the joint lives of the Member and a non-spouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(b)	Period Certain Annuities. Unless the Member's Spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member's lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Member as of the Member's birthday in the year that contains the annuity starting date. If the Member's Spouse is the Member's sole Designated Beneficiary and the form of distribution is a period certain and not a life annuity, the period certain may not exceed the longer of the participant's applicable distribution period, as determined under this Section 6-A.4(b), or the joint life and last survivor expectancy of the Member and the Member's Spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member's and Spouse's attained ages as of the Member's and Spouse's birthdays in the calendar year that contains the annuity starting date.

6-A.5 Requirements For Minimum Distributions Where Member Dies Before Date Distributions Begin

(a)	Member Survived by Designated Beneficiary. If the Member dies before the date distribution of his interest begins and there is a Designated Beneficiary, the Member's entire interest will be distributed, beginning no later than the time described in Section 6- A.2(a) or (b), over the life of the Designated Beneficiary or over a period certain not exceeding:

	(1)	unless the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year immediately following the calendar year of the Member’s death; or

	(2)	if the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year that contains the annuity starting date.

(b)	No Designated Beneficiary. If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member's death, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Member dies before the date distribution of his interest begins, the Member's surviving Spouse is the Member's sole Designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section 6-A.5 will apply as if the surviving Spouse were the Member, except that the time by which distributions must begin will be determined without regard to Section 6-A.2(a).

6-A.6 Definitions. For purposes of this Article 6-A, the following terms shall have the meanings set forth below unless otherwise expressly provided:

(a)	“Designated Beneficiary.” The individual who is designated as the Beneficiary under Section 6.6 and is the designated beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)	“Distribution Calendar Year.” A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 6-A.2(b).

(c)	“Eligible Cost-of-Living Index.” Any of the following:

(1) A consumer price index that is based on prices of all items (or all items excluding food and energy) and issued by the Bureau of Labor Statistics.

(2) A percentage adjusted based on a cost-of-living index described in Section 6- A.6(c)(1) above, or a fixed percentage if less. In any year when the cost-of-living index is lower than the fixed percentage, the fixed percentage may be treated as an increase in an eligible cost-of-living index, provided it does not exceed the sum of (A) the cost-of-living index for that year, and (B) the accumulated excess of the annual cost-of-living index from each prior year over the fixed annual percentage used in that year (reduced by any amount previously utilized under this Section 6-A.6(c)(2)).

(d)	“Life Expectancy.” Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(1) “Required Beginning Date.” The April 1st of the calendar year immediately following the later of: (i) the calendar year in which the Member attains age 70 ½, or (ii) the calendar year in which the Member retires; provided, however, that subsection (ii) hereof shall not apply in the case of a Member who is a 5% owner as defined in Code section 416 at any time during the Plan Year ending with or within the calendar year in which such Member attains age 70 ½.

Article 7. Preretirement Death Benefits

7.1 Unmarried Member
In the case of a Member who has no surviving Spouse and dies after having completed at least five Years of Creditable Service but prior to his Annuity Starting Date, his Retirement Benefit under the Cash Balance Formula shall be payable to his Beneficiary in a single lump-sum cash distribution as soon as practicable following the applicable date described in Section 7.2. Each unmarried Member may designate a Beneficiary or Beneficiaries of his Cash Balance Account. The Member may, from time to time during his lifetime, on a form approved by and filed with the Retirement Committee, change the Beneficiary or Beneficiaries of his Cash Balance Account. In the event that a Member fails to designate a Beneficiary or Beneficiaries of his cash balance Account, or if for any reason such designation shall be legally ineffective, or if all designated Beneficiaries predecease the Member or die simultaneously with him, distribution shall be made to the Member’s estate. In the case of the death of an unmarried Member before his Annuity Starting Date, no benefit shall be payable under the Career Earnings Formula.

7.2 Married Member

(a)	Automatic Preretirement Surviving Spouse Benefit. In the case of a Member who has a surviving Spouse and dies prior to his Annuity Starting Date, then the preretirement death benefit payable to such Member’s surviving Spouse shall be a Single Life Annuity. The amount of such Single Life Annuity under the Cash Balance Formula shall be determined based on the Spouse’s life and shall be the Actuarial Equivalent of the benefit that would have been payable to the Member in the form of a lump-sum benefit determined on the date of the Member’s death. Such preretirement surviving Spouse benefit shall commence at the end of the month following the month in which the Member would have attained his Normal Retirement Date or earlier, if the Spouse so elects. The amount of such Single Life Annuity under the Career Earnings Formula shall be determined as if (i) the Member’s Severance from Service Date had occurred on the day immediately preceding his date of death (if he had not previously incurred a Severance from Service Date); (ii) the Member had survived to the day immediately preceding his earliest possible Annuity Starting Date; (iii) the Member had elected to receive his retirement benefit in the form of an Automatic Joint and Survivor Annuity pursuant to Section 6.2 and (iv) the Member died immediately following such election. Such preretirement surviving Spouse benefit, payable for the life of the surviving Spouse, shall commence at the end of the month following the month in which the Member would have attained his Normal Retirement Date or earlier, if the Spouse so elects, but not earlier than the date the Member first would have reached age 55.

(b)	Lump-Sum Option. In lieu of an automatic preretirement surviving Spouse benefit under Section 7.2(a), a surviving Spouse may elect to receive a lump-sum benefit equal to the value of the Member’s Cash Balance Account as of the last day of the month in which the Member’s death occurs, but not less than the amount determined in accordance with the factors in Section 2.1(b)(1).

(c)	Waiver of Preretirement Surviving Spouse Benefit. With respect to a Member’s Accrued Benefit attributable to the Cash Balance Formula, a married Member may waive the automatic preretirement surviving Spouse benefit in accordance with the provisions of this Section 7.2(c).

(1)	Notice Requirements. The Retirement Committee shall provide each Member with a written explanation with respect to the automatic preretirement surviving Spouse benefit comparable to that required in Section 6.2, regarding the Automatic Joint and Surviving Spouse Annuity, within whichever of the following periods that ends last: (A) the period beginning on the first day of the Plan Year in which the Member attains age 32 and ending on the last day of the Plan Year in which the Member attains age 34; (B) a reasonable period after an Employee becomes a Member; or (C) a reasonable period after the joint and survivor rules become applicable to the Member. A reasonable period described in clauses (B) and (C) is the period beginning one year before and ending one year after the applicable event. If the Member’s Severance from Service Date is before the date the Member attains age 35, clauses (A), (B) and (C) shall not apply and the Retirement Committee must provide the written explanation within the period beginning one year before and ending one year after the Member’s Severance from Service Date.

(2)	Election Period. A Member’s waiver of the automatic preretirement surviving Spouse benefit is not valid unless (A) the Member makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (B) the Member’s Spouse satisfies the consent requirements described in Section 7.2(c)(3). The Spouse’s consent to the waiver of the automatic preretirement surviving Spouse benefit shall be irrevocable, unless the Member revokes the waiver election. Irrespective of the time of election requirements described in clause (A) of the first sentence of this Section 7.2(c)(2), if the Member’s Severance from Service Date occurs prior to the first day of the Plan Year in which he attains age 35, the Retire- ment Committee will accept a waiver election with respect to the Member’s Retirement Benefit attributable to his service prior to his Severance from Service Date. Furthermore, if a Member who has not separated from service makes a valid waiver election, except for the timing requirement of clause (A) of the first sentence of this Section 7.2(c)(2), the Retirement Committee will accept that election as valid, but only until the first day of the Plan Year in which the Member attains age 35.

(3)	Elections. A Member may elect to waive the automatic preretirement surviving Spouse benefit or revoke such election at any time during the applicable election periods described in Section 7.2(c)(2)(A) and (B). An election shall only be given effect if (i) the Spouse of the Member consents in writing to such election, (ii) such election designates another Beneficiary or Beneficiaries to receive the death benefit in the form of a lump-sum benefit which may not be changed without written spousal consent (or the consent of the Spouse expressly permits designations by the Member without the requirements of further consent by the Spouse), and (iii) the Spouse’s consent acknowledges the effect of such election and such consent is witnessed by a Plan representative or a notary public. If it is established to the satisfaction of the Retirement Committee that a Member has no Spouse, that his Spouse may not be located, or that such other circumstances as the Secretary of the

Treasury may prescribe by regulations have occurred, then spousal consent shall not be required. Any spousal consent or lack of requirement of such consent shall only be effective with respect to such Spouse.

7.3 Amounts Not Exceeding $1,000

Notwithstanding the foregoing provisions of this Article 7, if the Actuarial Equivalent value of a benefit payable under this Article does not exceed $5,000 ($1,000, effective March 28, 2005), such benefit shall be paid in a single lump-sum payment of Actuarial Equivalent value as soon as practicable following the death of the Member. A Member’s surviving Spouse shall have the right to elect a Direct Rollover of a single lump-sum payment made pursuant to this section, in accordance with Section 6.8. Any such election shall be subject to the limitations and requirements of Section 6.8 and Section 6.8 shall be applied as though the surviving Spouse were the Member.

Article 8. Maximum Benefit Limitations

8.1 General Rule
Notwithstanding any provision of the Plan to the contrary, the annual Normal Retirement Benefit payable to a Member under the Plan as a Single Life Annuity, an Automatic Joint and Surviving Spouse Annuity, or a joint and contingent annuity option under Section 6.3(d) where the surviving annuitant is the Member’s Spouse, commencing at age 65, together with benefits payable in the same form under other qualified defined benefit plans maintained by an Employer or an Affiliate, shall in no event exceed the lesser of—

(a)	$160,000, or such other amount as shall be determined by the Secretary of the Treasury under Code section 415(d) to reflect cost-of-living adjustments; or

(b)	100 percent of the Member’s average Limitation Earnings (as defined in Section 8.7(d)) for the three-consecutive Plan Years that produce the highest average, or during all of the Plan Years in which he was a Member if less than three years.

If the benefit the Member otherwise would accrue in any Plan Year under the Plan and all such plans (if any) would produce a benefit in excess of such maximum amount, the rate of accrual under the Plan will be reduced to the extent necessary to avoid such excess. The limitation amount, as described above, applicable to a Member who terminated his employment with an Employer or any Affiliates and who is, or will be, receiving Plan benefits shall automatically be adjusted annually for increases in the cost of living.

The Retirement Benefit of any Member whose Severance from Service Date occurred prior to January 1, 2002, and whose Retirement Benefit is currently limited as a result of the application of the limitations of Code section 415(b), shall be increased, effective with respect to benefit payments made on and after January 1, 2002, to the amount of Retirement Benefit such Member would have received on his Annuity Starting Date had the limitations described herein been in effect on the Member’s Annuity Starting Date. Notwithstanding the foregoing, any increase in the Retirement Benefit of a Member pursuant to this Section 8.1 will not apply with respect to any former Member who has received a distribution of his Retirement Benefit in the form of a lump-sum payment and with respect to whom no additional Retirement Benefits are payable

(without regard to any amount that would otherwise be payable to such Member pursuant to this Section 8.1).

8.2 Adjustment for Other Forms of Payment
In the case of benefits payable in a form other than a Single Life Annuity, an Automatic Joint and Surviving Spouse Annuity, or a joint and contingent annuity option under Section 6.3(d), the limitations of Section 8.1 shall be applied to the amount which would be payable under the Plan in the form of a Single Life Annuity, and then converting such reduced benefit into the Actuarial Equivalent optional form.

8.3 Adjustment for Benefits Commencing Before Age 62
In the case of benefits commencing before a Member’s attainment of age 62, the applicable dollar limit under Section 8.1(a) shall be the Actuarial Equivalent of the amount payable to the Member at age 62.

8.4 Adjustment for Benefits Commencing After Age 65.
In the case of benefits commencing after the Member’s attainment of age 65, the applicable dollar limit under Section 8.1(a) shall be the Actuarial Equivalent amount determined as if the Member elected a Single Life Annuity benefit commencing at age 65.

8.5 Adjustment of Limitation for Years of Vesting Service

(a)	Dollar Limitation. In the case of a Member whose aggregate years of participation in the Plan are fewer than ten, the applicable dollar limit under Section 8.1(a) shall be equal to the amount otherwise applicable times the greater of—

	(1)	10 percent, or

	(2)	a fraction, the numerator of which is the aggregate number (not in excess of ten) of years of participation in the Plan and the denominator of which is ten.

(b)	Earnings Limitation. In the case of a Member with fewer than ten Years of Creditable Service, the applicable limitation amount under Section 8.1(b) shall be equal to the amount otherwise applicable times the greater of—

	(1)	10 percent, or

	(2)	a fraction, the numerator of which is the total number (not in excess of ten) of Years of Creditable Service credited to the Member, and the denominator of which is ten.

8.6 Limitation Year
For purposes of applying Code section 415 and applicable Treasury regulations, the limitation year for the Plan shall be the calendar year.

8.7 Definitions
For purposes of this Article 8,

(a)	“Annual Addition” shall mean the sum, credited to a Member’s accounts under all qualified defined contribution plans maintained by an Employer or an Affiliate (if any), of—

	(1)	Employer contributions, including amounts made under cash or deferred arrange- ments described in Code section 401(k);

	(2)	forfeitures;

	(3)	Employee contributions;

	(4)	amounts allocated to an individual medical benefit account (as defined in Code section 415(l)) which is part of any defined benefit plan maintained by an Employer or an Affiliate; and

	(5)	amounts (derived from contributions paid after December 31, 1985, in taxable years ending after such date) attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 13.7(b)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by an Employer or an Affiliate;

provided, however, that Code section 415(c)(1)(B) shall not apply to any amount treated as an Annual Addition under paragraph (4) or (5) hereof. Restored forfeitures, repaid distributions, rollover contributions, and loan payments shall not be treated as Annual Additions. Notwithstanding the foregoing, any contribution made after a Member’s termination of employment with the Company and its Affiliates for the purpose of providing medical care (within the meaning of Code section 419A(f)(2)) shall not be treated as an Annual Addition.

(b)	“Limitation Earnings” shall mean the total of regular, overtime, bonus, and other cash compensation paid or made available to the Employee during the Plan Year, but not including amounts deferred as a result of a salary reduction election under Code section 401(k) or deferrals under a plan maintained under Code section 125, and the items listed in Treasury regulation section 1.415-2(d)(2) (relating to deferred compensation, stock options, and proceeds from the sale of certain securities). The limitation on Earnings contained in Section 2.1(s)(3) shall apply. Effective January 1, 1998, “Limitation Earnings” shall mean a Member’s “compensation” as defined in Code section 415(c)(3), including any deferrals under Code section 401(k), 132(f)(4) or 125.

(c)	“Projected Annual Benefit” shall mean the annual benefit to which the Member would be entitled under the terms of the Plan and all other defined benefit plans maintained by an Employer or an Affiliate, if the Member continued employment until his Normal Retirement Age (or current age, if later) and the Member’s Limitation Earnings (as defined in Section 8.7(b)) for the Plan Year and all other relevant factors used to determine such benefit remained constant until Normal Retirement Age (or current age, if later).

Article 9. Amendment and Termination

9.1 Amendment of the Plan
The Board of Directors of the Company, in its sole and absolute discretion, hereby reserves the right to amend, modify, or alter in any respect the Plan at any time and from time to time and retroactively if deemed necessary or appropriate for any reason whatsoever. Further, by adopting the Plan, an Employer hereby delegates to the Board of Directors of the Company, the authority and the right to amend or modify the Plan at any time. The Retirement Committee may make administrative changes to the Plan to qualify or maintain the Plan as a plan meeting the requirements of ERISA and Code section 401(a) and the Treasury regulations issued thereunder.

No amendment of the Plan shall cause any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the Members, their surviving Spouses, or their Beneficiaries covered by the Plan. No Plan amendment may—

(a)	decrease the Accrued Benefit of any Member,

(b)	eliminate or reduce an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or

(c)	eliminate an optional form of benefit with respect to benefits attributable to service before the amendment,

except as permitted under Code section 411(d)(6) and the Treasury regulations thereunder. Retroactive Plan amendments may not decrease the Accrued Benefit of any Member determined as of the time the amendment was adopted.

9.2 Termination of the Plan
The Board of Directors of the Company may terminate the Plan in whole or in part for any reason at any time in any manner. If the Plan is terminated or partially terminated without termination of the Trust, the Trust will be continued until the Board of Directors of the Company terminates it or until all Trust assets have been fully distributed.

9.3 Vesting on Termination or Partial Termination
Upon a complete or partial termination of the Plan (within the meaning of Treasury regulations section 1.411(d) -2), the right of each affected Member to benefits accrued to the date of such termination or partial termination shall become nonforfeitable to the extent such benefits are funded as of such date.

9.4 Termination of the Trust
If the Plan is terminated or partially terminated, or if contributions are discontinued, the Trust may be terminated by the Board of Directors of the Company at any time. The Trust Fund will then be valued. The Retirement Committee will determine the method and means of distribution of each interest in the Trust Fund and will certify that information to the Trustee. After receiving that certification and after making necessary adjustments to reflect additional earnings, losses, and liquidation expenses, the Retirement Committee shall direct the Trustee to make distribution as promptly as possible. If one Employer, but not others, discontinues contributions or terminates or partially terminates its participation in the Plan, the Board of Directors of the Company may determine whether or not the Trust shall be continued for that Employer’s Members and Beneficiaries. If those interests in the Trust are terminated, the Board of Directors of the Company will direct their liquidation under this section.

9.5 Distribution on Termination
Upon termination of the Plan, that portion of any assets then held in the Trust Fund shall be allocated, after payment of all expenses of administration or liquidation, in accordance with amendments to the Plan adopted prior to such allocation under section 4044(a) of ERISA; provided, that any assets remaining after the satisfaction of all benefits accrued to the termination date with respect to Members, and their surviving Spouses and Beneficiaries, shall revert to and be distributed to Employers.

9.6 Merger, Consolidation or Transfer
In the case of any merger or consolidation of the Plan with, or any transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Member would, if the Plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before the merger, consolidation, or transfer if the Plan had then terminated.

9.7 Restrictions on Benefits and Distributions to Certain Members

(a)	Restriction of Benefits. Notwithstanding any other provisions in the Plan to the contrary, in the event of the termination of the Plan, the benefit of any Highly Compensated Employee (and any Highly Compensated Former Employee) is limited to a benefit that is nondiscriminatory under Code section 401(a)(4). For purposes of this Section 9.7, the following terms shall apply:

	(1)	“Total Earnings” means a Member’s compensation as defined in Code section 415(c)(3) as determined by the Retirement Committee, increased by amounts excluded from wages by reason of a Member’s election to reduce wages in lieu of benefits under a cafeteria plan under Code section 125, a cash or deferred arrange- ment under Code section 401(k), a transportation fringe benefit plan under Code section 132(f)(4) or a simplified employee pension arrangement under Code section 408(k).

	(2)	“Highly Compensated Employee” means, any Employee who—

		(A)	was a 5-percent owner (as determined under Code section 416(i)(1)) at any time during the Plan Year or the preceding Plan Year, or

		(B)	for the prior Plan Year—

(i) received Total Earnings from Employers and Affiliates in excess of $90,000 (as adjusted by the Secretary of the Treasury pursuant to Code section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996), and

(ii)	if the Retirement Committee elects the application of this clause for such preceding year, was in the top-paid group of Employees for such preceding year.

For this purpose, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20 percent of Employees when ranked on the basis of Earnings during the year.

In determining the Highly Compensated Employees of the Employers, the provisions of this section shall be applied in accordance with the provisions of Code section 414(q) and related guidance, including in the discretion of the Retirement Committee (and pursuant to the appropriate election) any method or election allowed under the Code.

	(3)	“Highly Compensated Former Employee” shall mean any Member who has terminated employment as an Employee in a prior Plan Year and who was a Highly Compensated Employee either when he terminated employment as an Employee or any Plan Year ending on or after his fifty-fifth birthday.

(b)	Restrictions on Distributions. Notwithstanding any other provisions to the contrary, Highly Compensated Employees and Highly Compensated Former Employees (as defined in Section 9.7(a)), who are among the 25 most highly paid Employees of the Employer shall not be entitled to elect to receive Retirement Benefits in the form of a lump-sum payment under Section 6.3(b). This restriction shall not apply, however, if:

	(1)	after any payment to the Member of the requested lump-sum amount, the value of Plan assets would continue to equal or exceed 110 percent of the value of the current liabilities of the Plan, as such liabilities are defined in Code section 412(l)(7), or

	(2)	the lump-sum amount due such Member is less than one percent of the value of the current liabilities of the Plan, as such liabilities are defined in Code section 412(l)(7), or

	(3)	the Actuarial Equivalent present value of benefits payable to the Member is $5,000 ($1,000, effective March 28, 2005) or less, in which case the provisions of Section 6.5 apply.

In the event that two or more Members subject to this Section 9.7(b) have the same Severance from Service Date, the determination of whether the foregoing restrictions apply will be made beginning with the oldest of the Members and proceeding to the youngest, taking into account with each Member any payments to be made to the Members who preceded him.

(c)	Repayment Guarantee. A Member who is otherwise restricted from receiving a lump- sum payment of his Retirement Benefit because of the provisions of Section 9.7(b), above, may receive a lump-sum payment if, prior to receipt of such lump-sum payment, the Member provides a written guarantee to the Retirement Committee of repayment of the lump-sum payment to the Plan, in the event of the Plan’s termination. The amount subject to a guarantee of repayment (the “Excess Amount”), for any Plan Year, is the excess of the amounts distributed to a Member (accumulated with reasonable interest) over the amounts that could have been distributed to the Member under a single life annuity that is the Actuarial Equivalent of the sum of such Member’s Accrued Benefit and other benefits under the Plan (accumulated with reasonable interest). The affected Member may guarantee repayment by: (i) depositing in escrow, with an acceptable depository, property having a fair market value equal to at least 125 percent of the Excess Amount, (ii) providing a bank letter of credit in an amount equal to at least 100 percent of the Excess Amount, or (iii) posting a bond equal to at least 100 percent of the Excess Amount. If the Member elects to post bond, the bond must be furnished by an insurance company, bonding company or other surety acceptable for federal bonds.

The escrow arrangement may provide that the Member may withdraw amounts in excess of 125 percent of the Excess Amount. If the market value of the property in an escrow account falls below 110 percent of the Excess Amount, the Member must deposit sufficient additional property to bring the total value of the property held by the depository to 125 percent of the Excess Amount. The escrow arrangement may provide that the Member shall have the right to receive any income from the property placed in escrow, provided that no such payment may be made if the value of the property in the escrow account is less than 125 percent of the Excess Amount or if such payment would cause the value of the property in the escrow account to be less than 125 percent of the Excess Amount. A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the Excess Amount. If the Retirement Committee certifies to the depository, surety or bank that a Member (or such Member’s estate) is no longer obligated to repay any Excess Amount, the depository may deliver to such Member (or such Member’s estate) any property held under an escrow agreement, and a surety or bank may release any liability on such Member’s bond or letter of credit.

(d)	Delayed Lump-sum Distribution. Notwithstanding the above, a Member who, on his Severance from Service Date, is entitled to receive his Retirement Benefit only in an annuity form, because of the provisions of this Section 9.7, may on or before such date make an irrevocable election to receive his Retirement Benefit in the form of an annuity only until such time as it is determined that he is no longer restricted under this Section 9.7, and then to receive a lump sum payment that is the Actuarial Equivalent of the Member’s remaining Retirement Benefit. However, if such determination is not made prior to the first day of the Plan Year that is eight years coincident with or subsequent to the Member's Severance from Service Date or if the Member's death occurs prior to such a determination, the Member’s Retirement Benefit shall continue in the form of annuity selected by the Member, in accordance with its terms, until the Actuarial Equivalent present value of benefits payable to the Member is $5,000 ($1,000, effective March 28, 2005) or less, at which time the Member shall receive a lump sum payment that is the Actuarial Equivalent of the Member’s remaining Retirement Benefit. Any such determination shall be made as of the last day of each Plan Year. Payment of such lump sum shall relieve the Plan of all obligations to the Member.

In determining whether, as of a given last day of a Plan Year, two or more Members’ Retirement Benefits are no longer restricted, the order in which such determination shall be made with respect to the Members shall be based on the Members’ respective Severance from Service Dates. The Member whose Severance from Service Date occurs first shall be the first eligible to receive a lump-sum payment that is the Actuarial Equivalent of such Member’s remaining Retirement Benefit; other affected Members shall be considered in sequence, proceeding to the one(s) with the most recent Severance from Service Date, taking into account with each Member any payments to be made to the Members who preceded him. In the event that two or more Members electing delayed lump-sum distribution under this Section 9.7(d) have the same Severance from Service Date, the determination of eligibility to receive a lump-sum payment of a remaining Retirement Benefit will be made beginning with the oldest of the Members and proceeding to the youngest, taking into account with each Member any payments to be made to the Members who preceded him.

9.8 Plan Participation by Associate Companies

(a)	Adoption of the Plan. Any Affiliated Company, with the consent of the Company and by taking appropriate corporate action, may become an Associate Company and secure the benefits of the Plan for its Employees by adopting the Plan and by executing the Trust Agreement. As a condition to such Affiliated Company becoming an Associate Company, the Company may require such Affiliated Company to modify or amend any pension plan which such Affiliated Company may then have so as to conform to the provisions of the Plan, or to limit Prior Service, as defined in Section 2.1(p)(2), to service rendered for such corporation on and after a date to be determined by the Company. The Associate Company shall thereafter promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan and also a written instrument showing the consent by the Company to such adoption.

(b)	Withdrawal from the Plan. The Company may upon thirty (30) days written notice request an Associate Company to withdraw from the Plan and upon the expiration of such thirty-day period, unless such Associate Company has taken the appropriate corporate action to accomplish such withdrawal, such Associate Company shall be deemed to have withdrawn from the Plan. Any Employer may withdraw from the Plan by giving the Retirement Committee thirty (30) days written notice of its intention to withdraw. In the event any Employer withdraws from the Plan, the Retirement Committee shall thereupon determine, on the basis of actuarial valuation, that portion of the Trust Fund held on account of the Employees of such Employer not yet retired. The Retirement Committee in its discretion shall direct the Trustee either (1) to continue to hold such assets under the Plan on the date of such withdrawals; or (2) to deliver such assets to such trustee or trustees as shall be selected by such withdrawing Employer; or (3) to use such assets to purchase an appropriate retirement annuity for each Employee of such withdrawing Employer who was a Member on the date of such withdrawal.

Article 10. Contributions

10.1 Employer Contributions
Each Employer shall make contributions from time to time in such amounts as are necessary to maintain the Plan on a sound actuarial basis and to meet the minimum funding standards of Code section 412. However, an Employer may discontinue its contributions for any reason at any time. Any forfeitures shall be used to reduce the amount of any Employer contributions otherwise payable for succeeding Plan Years and will not be applied to increase the benefits any Member would otherwise receive under the Plan.

10.2 Reversion of Employer Contributions

(a)	That portion of a contribution made by an Employer by a mistake of fact shall be returned to an Employer within one year after the payment of the contribution.

(b)	An Employer’s contributions to the Plan are conditioned upon their deductibility under Code section 404. That portion of a contribution made by an Employer and disallowed by the Internal Revenue Service as a deduction under Code section 404 shall be returned to an Employer within one year after the Internal Revenue Service disallows the deduction.

(c)	Earnings attributable to the contributions to be returned under this section shall not be returned to an Employer and any losses attributable to such contributions shall reduce the amount returned.

10.3 Rollover Contributions
The Trustee shall not accept a rollover contribution to the Plan on behalf of an Employee.

Article 11. Administration of the Plan

11.1 Responsibility for Plan and Trust Administration
The Plan shall be administered by the Retirement Committee, which shall be appointed by the Board of Directors of the Company and shall be responsible for the general administration of the Plan. However, the Retirement Committee shall have no responsibility for or control over the investment of Plan assets. The investment of the assets of the Plan shall be managed by the Plan Assets Committee (the “Plan Assets Committee”), which shall be appointed by the Board of Directors of the Company, except to the extent that such responsibility has been allocated or delegated as hereinafter otherwise provided. The Retirement Committee and the Plan Assets Committee are each referred to as a “Committee” in this Article 11. The Trustee shall be responsible for the management of the Plan’s assets pursuant to the terms of the Trust Agreement. The Board of Directors of the Company shall have the sole authority to appoint and remove any Trustee or any member of the Committee, and to amend or terminate, in whole or in part the Plan or the Trust. The Company, through the Committee shall have the responsibility for the administration of the Plan, which is specifically described in the Plan and the related Trust Agreement. Each of the Retirement Committee and the Plan Assets Committee shall be a “named fiduciary” and the Retirement Committee shall be the “plan administrator,” for purposes of the Code and ERISA.

11.2 Operation of the Committees
Each Committee shall consist of at least three persons appointed by the Board of Directors of the Company. Members of the Committees may resign at any time upon due notice in writing. The Board of Directors of the Company may remove any member of any Committee at any time, with or without cause. Vacancies in each Committee shall be filled by the Board of Directors of the Company as soon as is reasonably possible after the vacancy occurs. Until a new appointment is made, the remaining member or members of each Committee shall have full authority to act as such Committee. Any member of a Committee may resign by delivering his written resignation to the Secretary of the Company (the “Secretary”) and the other members of the Committee. Any such resignation shall become effective upon its receipt by the Secretary or on any other date as is agreed to by the chairman of the Committee and the resigning member. Each Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting (including a telephone meeting) or by consent in writing without a meeting. Each Committee shall hold meetings (including telephone meetings) upon such notice and at such times and places as it may from time to time determine. Notice of a meeting need not be given to any member of a Committee who submits a signed waiver of notice before or after the meeting or who attends a meeting (including a telephone meeting). Each Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan, and may appoint one of its members as its chairman. Each Committee shall elect a Secretary, who need not be a member of the Committee, who shall record the minutes of its proceedings and shall perform such other duties as may from time to time be assigned to him. Any person dealing with a Committee shall be entitled to rely upon a certificate of any member of such Committee, or its secretary, as to any act or determination of the Committee. Each Committee may delegate such duties or powers, as it deems necessary to carry out the administration of the Plan.

The Secretary (or other authorized officer of the Company) shall certify to the Trustee the names and authorized signatures of the members of each Committee and, as changes take place in membership, the names and signatures of new members. Each Committee may authorize one or more of its respective members to execute any document or documents on its behalf, in which event the applicable Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such member or members as representing action by the Committee until such time as the Committee shall file with the Trustee a written revocation of such designation.

11.3 Powers and Duties of the Retirement Committee
The members of the Retirement Committee are hereby designated as “named fiduciaries,” within the meaning of section 402(a) of ERISA, with respect to the operation and administration of the Plan and, except to the extent otherwise provided herein, jointly shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its duties hereunder. The Retirement Committee shall determine, in a uniform and nondiscriminatory manner, all questions concerning the administration, interpretation and application of the Plan. Any such determination by the Retirement Committee shall be conclusive and binding on all persons. In addition:

(A)	The Retirement Committee will determine the names of Members, surviving Spouses and Beneficiaries and the amounts that are payable to them from the Trust Fund in accordance with the provisions of the Plan.

(B)	The Retirement Committee shall keep in convenient form such data as shall be necessary for actuarial valuations of the contingent assets and liabilities of the Plan and for checking the experience thereof.

(C)	The Retirement Committee shall determine the manner in which the funds of the Plan shall be dispensed including the form of voucher or waiver to be used in making disbursements and the due notification of persons authorized to approve and sign the same.

(D)	The Retirement Committee shall determine whether a judgment, decree or order, including approval of a property settlement agreement, made pursuant to a state domestic relations law, including a community property law, that relates to the provision of child support, alimony payments, or marital property rights of a Spouse, former Spouse, child, or other dependent of the Member is a qualified domestic relations order within the meaning of Code section 414(p), and shall give the required notices and segregate any amounts that may be subject to such order if it is a qualified domestic relations order, and shall administer the distributions required by any such qualified domestic relations order.

(E)	The Retirement Committee is authorized to make such rules and regulations as may be necessary to carry out the provisions of the Plan and will determine any questions arising in the administration, interpretation and application of the Plan, which determination shall be conclusive and binding on all parties. The Retirement Committee is also authorized to provide, on a nondiscriminatory basis, for accelerated vesting and to purchase or arrange for payment of an appropriate annuity or any other form of payment or to permit the immediate distribution of Plan benefits in those cases involving groups of Employees involuntarily terminated, including, but not limited to, cases involving groups of Employees who involuntarily cease to render Creditable Service due to a liquidation, sale, or other means of terminating the parent-subsidiary or controlled group relationship with an Employer or the sale or other transfer to a third party of all or substantially all of the assets used by an Employer in a trade or business conducted by an Employer, when the Retirement Committee determines that such action is appropriate to prevent inequities with respect to such Employees, and the determination of the Committee in such matters shall be conclusive and binding on all parties. Further, the Retirement Committee, upon the written request of the Company’s Vice President-Organization and Human Resources, is authorized, with respect to a Member of the Plan who has five or more years of Creditable Service and who is transferred to the purchaser of a portion of the Company’s operations, effective the day after the closing date of the sale, to grant additional Creditable Service and additional credit for age under the Plan, on a nondiscriminatory basis, in each case up to one percent for each year of Creditable Service, and to advance the date through which a Member’s Earnings are calculated pursuant to Section 2.1(s)

hereof, so as to prevent hardship with respect to his participation in said purchaser’s pension plan. The Retirement Committee is also authorized, with respect to a Member (i) whose Accrued Benefit is attributable to the Cash Balance Formula and (ii) who has completed at least five years of Creditable Service and (iii) who is transferred to the purchaser of a portion of the Company’s operations, effective as of the day after the closing date of the sale, to grant additional Annual Pay Credits and Interest Credits, on a nondiscriminatory basis, so as to prevent hardship with respect to his participation in said purchaser’s pension plan. The Retirement Committee is also authorized to waive, either in whole or in part, the percentage reductions for early commencement of retirement benefits set forth in Section 4.2(b)(2), on a nondiscriminatory basis, in those cases where groups of Employees have terminated employment either as a result of a reduction in the work force or for similar economic reasons, and, the determination of the Retirement Committee shall be conclusive and binding on all parties. The Retirement Committee is also authorized to adopt such rules and regulations as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Retirement Committee to act without formally convening and to provide that action of the Retirement Committee may be expressed by written instrument signed by a majority of its members. The Retirement Committee may retain legal counsel (who may be counsel for the Company) when and if it is found necessary to do so and may also employ such other assistants, clerical or otherwise, as may be requisite, and expend such monies as may be requisite in their work. All of these expenses of the Retirement Committee and the reasonable expenses of the Trustee in the administration of the trust as well as for actuarial services may be paid out of the Trust Fund to the extent permissible under applicable law. In exercising such powers and authorities, the Retirement Committee shall at all times exercise good faith, apply standards of uniform application and refrain from arbitrary action.

11.4 Duties of the Plan Assets Committee

(a)	The Plan Assets Committee shall have exclusive authority and fiduciary responsibility under ERISA, (i) to appoint and remove investment advisers, if any, under the Plan and the Trust Agreement, (ii) to direct the segregation of assets of the Trust Fund into an investment adviser account or accounts at any time, and from time to time to add to or withdraw assets from such investment adviser account or accounts as it deems desirable or appropriate and also to direct the Company’s contribution or any portion thereof into any of the accounts maintained under the Trust, (iii) to direct the Trustee to enter into an agreement or agreements with an insurance company or companies designated by the Plan Assets Committee as provided in the Trust Agreement, (iv) to establish investment guidelines for areas other than those set forth above and, within such guidelines, to direct the Trustee to purchase and sell securities or to enter into one or more agreements with one or more companies, partnerships or joint ventures and to transfer assets of the Trust Fund to such entities for purposes of investment therein; provided however, that, except as expressly set forth above, the Plan Assets Committee shall have no responsibility for or control over the investment of the Plan assets held in the Trust Fund established hereunder. In addition, the Plan Assets Committee shall receive the reports and recommendations of the actuary designated by the Company concerning actuarial assumptions to be adopted on subjects including, but not limited to, Employee turnover, rate of mortality, disability rate, ages at actual retirement, rate of pay increases, investment income and size of participant group, and make such recommendations and determinations based upon such reports and recommendations as it may deem necessary or appropriate. The Plan Assets Committee may appoint or employ such persons as it deems necessary to render advice with respect to any responsibility of the Plan Assets Committee under the Plan. The Plan Assets Committee may allocate to any one or more of its members any responsibility that it may have under the Plan and may designate any other person or persons to carry out any responsibility of the Plan Assets Committee under the Plan. Any person may serve in more than one fiduciary capacity with respect to the Plan. Members of the Plan Assets Committee may resign at any time upon due notice in writing. The Board of Directors of the Company may remove any Plan Assets Committee members and appoint others in their places. The Plan Assets Committee may act by a majority of its members.

(b)	The Plan Assets Committee is authorized to make such rules and regulations as may be necessary to carry out its duties under the Plan. The Plan Assets Committee is also authorized to adopt such rules and regulations as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Plan Assets Committee to act without formally convening and to provide that action of the Plan Assets Committee may be expressed by written instrument signed by a majority of its members. The Plan Assets Committee may retain legal counsel (who may be counsel for the Company) when and if it be found necessary to do so and may also employ such other assistants, clerical or otherwise, as may be requisite, and expend such monies as may be requisite in their work. All of these expenses of the Plan Assets Committee as well as expenses for investment counseling may be paid out of the Trust Fund to the extent permissible under applicable law.

The Retirement Committee may make such rules and regulations in connection with its administration of the Plan as are consistent with the terms and provisions hereof.

11.5 Duties of the Trustee

The Trustee is hereby designated as a “named fiduciary”, within the meaning of section 402(a) of ERISA, and shall possess all powers which may be necessary to carry out its duties, as set forth in the Trust Agreement. In addition:

(a)	The Trustee may, to the full extent permitted by law, establish procedures for the designation of persons other than named fiduciaries to carry out its fiduciary responsibilities (other than trustee responsibilities) under the Plan. If the Trustee properly allocates any fiduciary responsibility to another person or designates another person to carry out any of its responsibilities, the Trustee shall not be liable for any act or omission of such person in carrying out such responsibility, except as provided in section 405(c) of ERISA.

(b)	The Trustee shall act in accordance with any directions issued to it directly by the Plan Assets Committee (or if required by the terms of the applicable Trust

Agreement, indirectly by the Retirement Committee) with respect to the Trustee’s exercise of any of the powers conferred upon it by the Trust Agreement. Any direction to the Trustee shall be in writing and signed by the secretary or a duly authorized member of the Plan Assets Committee. The Retirement Committee, the Employers, and the Company, and their officers and directors, shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by any enrolled actuary selected by the Retirement Committee, upon all certificates and reports made by any accountant selected by the Retirement Committee, the Company, or the Employers, and upon all opinions given by any legal counsel selected by the Retirement Committee. The Retirement Committee, the Company, and the Employers and their officers and directors, shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon any such actuary, accountant or counsel, and all action so taken or suffered shall be conclusive upon all persons.

11.6 Standard of Duty
The members of the Retirement Committee and the Plan Assets Committee, as well as the Trustee, shall discharge their duties with respect to the Plan solely in the interests of the Members and their Beneficiaries and in accordance with section 404 of ERISA.

11.7 Funding and Investment Policy
The Plan Assets Committee shall establish an investment policy and funding policy consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Plan Assets Committee shall at least annually review such policy and method. In establishing and reviewing such policy and method, the Plan Assets Committee shall endeavor to determine the Plan’s short-term and long-term financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth. The general objective of the funding policy and method shall be at all times to maintain a balance between safety in capital investment and investment return. All actions of the Plan Assets Committee taken to carry out the purposes of this Section 11.7, and the reasons therefor, shall be recorded in the minutes of the Plan Assets Committee and shall be made available to the Board and senior financial officers of the Company. Notwithstanding anything herein to the contrary, the Retirement Committee or the Plan Assets Committee may provide for the funding of the payment of any benefits prescribed by the Plan through the purchase of immediate or deferred annuities, as the case may be, from any governmental agency or insurance company or companies, approved by the Company.

11.8 Compensation and Expenses
The members of the Retirement Committee and the Plan Assets Committee shall serve without compensation for services as such. All expenses of the Retirement Committee and the Plan Assets Committee that are properly allocable to the Plan shall be paid out of the Trust Fund, to the extent permissible under applicable law, unless paid by the Company. Such expenses shall include any expenses incidental to the functioning of the Retirement Committee and the Plan Assets Committee, including, but not limited to, fees of independent accountants, enrolled actuaries, legal counsel, investment advisors and other specialists and other expenses.

11.9 Non-Liability and Indemnification
To the extent permitted by law, the Retirement Committee, the Plan Assets Committee, the Boards of Directors of the Employers, and the Employers and their respective officers shall not be liable for the directions, actions or omissions of any agent, legal or other counsel, accountant or any other expert who has agreed to the performance of administrative duties in connection with the Plan or Trust. The Committees, the Boards of Directors of the Employers, and the Employers and their respective officers shall be entitled to rely upon all certificates, reports, data, statistics, analyses and opinions which may be made by such experts and shall be fully protected in respect to any action taken or suffered by them in good faith reliance upon any such certificates, reports, data, statistics, analyses or opinions; all action so taken or suffered shall be conclusive upon each of them and upon all persons having or claiming to have any interest in or under the Plan.

Each member of each of the Retirement Committee, the Plan Assets Committee, and the Board of Directors, shall be indemnified by the Company against all costs and expenses (including counsel fees but excluding any amount representing a settlement unless such settlement be approved by the Board of Directors of the Company) reasonably incurred by or imposed upon him, in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a member of the Retirement Committee or the Plan Assets Committee, as applicable (whether or not he continues to be a member of such Committee at the time when such cost or expense is incurred or imposed), to the full extent permitted by law. The foregoing rights of indemnification shall not be exclusive of other rights to which any member of the Retirement Committee or the Plan Assets Committee may be entitled as a matter of law.

11.10 Claims Procedure
If an Employee, Member or Beneficiary (“Claimant”) receives an adverse determination with respect to a claim for benefits which determination results, wholly or partially, in the denial, reduction or termination of benefits under the Plan, or the failure to provide full or partial payment, or if such adverse determination is based upon eligibility, the Retirement Committee shall provide the Claimant with written notification or electronic notification (in accordance with the requirements of Department of Labor Regulation section 2520.104b -1(c)(1)(i), (iii) and (iv)) of the adverse determination with respect to the claim within a reasonable period of time, but not later than 90 days after the claim has been received by the Plan; provided, however, that in the event of special circumstances, such period may be extended beyond the initial 90-day period but not later than 180 days after the claim has been received by the Plan. In the event of such an extension, the Claimant shall be notified in writing of the extension prior to the expiration of the initial 90-day period. Such notification shall explain the special circumstances requiring the extension and indicate the date by which the Plan expects to render a determination with respect to the claim.

The notification of the adverse determination with respect to a claim provided to the Claimant shall set forth the following:

          (a)      the specific reason or reasons for the adverse determination;

(b)	reference to the specific Plan provisions on which the adverse determination is based;

(c)	a description of any material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)	appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including any time limits applicable with respect to such steps; and

(e)	a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following the adverse determination on review with respect to the claim.

Any request for a review must be made in writing to the Retirement Committee within 60 days of the date the Retirement Committee notifies the Claimant of the adverse determination with respect to the claim. Upon receipt by the Plan of the request for review, the claim will be reviewed by the Retirement Committee. A Claimant’s request for a review must be given a full and fair review by the Retirement Committee. In connection with such request, the Claimant, or his duly authorized representative, may:

(1)	upon request and free of charge, have reasonable access to all documents, records and other information that is relevant (within the meaning of Department of Labor Regulation section 2560.503-1(m)(8)) to the claim; and

(2)	submit written comments, documents, records and other information relating to the claim.

The review of the claim by the Retirement Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination.

If the Retirement Committee deems it appropriate, it may hold a hearing with respect to a claim. If a hearing is held, the Claimant shall be entitled to be represented by counsel. The determination of the Retirement Committee shall be made within a reasonable period of time, but not later than 60 days after receipt by the Plan of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which event such determination shall be rendered not later than 120 days after receipt by the Plan of the request for review. If such an extension is required, written notification of the extension shall be furnished to the Claimant prior to the expiration of the initial 60-day period. Such notification shall explain the special circumstances requiring the extension and indicate the date by which the Plan expects to render a determination with respect to the review of the claim.

The Retirement Committee shall provide the Claimant with written notification or electronic notification (in accordance with the requirements of Department of Labor Regulation section 2520.104b -1(c)(1)(i), (iii) and (iv)) of its determination with respect to its review of the claim. If the adverse determination with respect to the claim is upheld by the Retirement Committee, the notification shall set forth:

(a)	the specific reason or reasons for the adverse determination;

(b)	reference to the specific Plan provisions on which the adverse determination is based;

(c)	a statement that the Claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (within the meaning of Department of Labor Regulation section 2560.503-1(m)(8)) to the adverse determination with respect to the claim; and

(d)	a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following the adverse determination on review with respect to the claim.

All interpretations, determinations and decisions of the Retirement Committee with respect to any claim shall be made by the Retirement Committee in its sole discretion based on the Plan and documents presented to it and shall be final, conclusive and binding.

Article 12. Trust Arrangements

12.1 Appointment of Trustee
A Trustee for the Plan shall be appointed from time to time by the Board of Directors of the Company and, upon acceptance thereof, the Trustee shall perform the duties and exercise the authority of the Trustee as set forth in the Plan and in the Trust Agreement.

12.2 Removal of Trustee; Appointment of Other Trustee
The Board of Directors of the Company reserves the right to remove the Trustee at any time and to appoint a successor Trustee.

12.3 Change in Trust Agreements
The Board of Directors of the Company may from time to time enter into such further agreements with a Trustee or other parties and make such amendments to Trust Agreements as it may deem necessary or desirable to carry out the Plan; and may take such other steps and execute such other instruments as may be deemed necessary or desirable to put the Plan into effect or to carry it out.

Article 13. Top-Heavy Plan Provisions

13.1 General Rule
In the event that the Plan is top-heavy, or is a member of a top-heavy group, with respect to any Plan Year the provisions of Sections 13.4 through 13.7 shall apply.

13.2 When Plan is Top-Heavy
The Plan shall be top-heavy for a Plan Year if as of the Applicable Determination Date (as defined in Section 13.7(a)), the present value of the cumulative Accrued Benefits under the Plan for Key Employees (as defined in Section 13.7(b)) exceeds 60 percent of the cumulative Accrued Benefits under the Plan for all Employees (other than former Key Employees) under the Plan. Such amounts shall include the value of any distributions made with respect to an Employee during the five-year period ending on the Applicable Determination Date. The Accrued Benefits of individuals who have not performed services for an Employer or the Affiliates at any time during the five-year period ending on the Applicable Determination Date shall not be taken into account. The determination of the foregoing ratio shall be made in accordance with Code section 416(g), which is incorporated herein by this reference. Notwithstanding the foregoing, the Plan shall not be top-heavy if it is part of any aggregation group of plans, as defined in Section 13.3(a), that is not a top-heavy group.

13.3 When Plan is in Top-Heavy Group
A plan is a member of a top-heavy group with respect to a Plan Year if as of the Applicable Determination Date (as defined in Section 13.8(a)), it is part of a “required aggregation group” of plans which is top-heavy. For purposes of this Article—

(a)	An “aggregation group of plans” shall consist of a “required aggregation group” of plans that shall include each plan qualified under Code section 401(a) which is maintained by an Employer or an Affiliate and (1) in which a Key Employee (as defined in Section 13.7(b)) is a participant in the Plan Year that contains the Applicable Determination Date, or any of the four preceding Plan Years, or (2) which enables any other plan in which a Key Employee is a participant to meet the requirements of Code section 401(a)(4) or 410. In addition, at the election of the Retirement Committee, an aggregation group of plans may be expanded to include the “permissive aggregation group.” “Permissive aggregation group” consists of the plans of an Employer or an Affiliate that are required to be aggregated, plus one or more plans of an Employer that are not part of a required aggregation group but that satisfy the requirements of Code sections 401(a)(4) and 410 when considered with the required aggregation group; and

(b)	an aggregation group of plans shall be a “top-heavy group” with respect to a Plan Year if as of the Applicable Determination Date, the sum of—

	(1)	the present value of the cumulative Accrued Benefits for Key Employees under all defined benefit plans included in such group, and

	(2)	the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all Employees (other than former Key Employees) covered under the aggregation group of plans. Cumulative Accrued Benefits and account balances shall be adjusted for any distribution made in the one-year period ending on the Applicable Determination Date and any contribution due but unpaid as of said Applicable Determination Date; provided, however, that in the case of a distribution made to a Member for a reason other than separation from service, death or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Account balances and Accrued Benefits of individuals who have not performed services for an Employer or any Affiliates at any time during the one-year period ending on the Applicable Determination Date shall not be taken into account. The determination of the foregoing ratio, including the extent to which distributions (including distributions from terminated plans), rollovers, and transfers are taken into account, shall be made in accordance with Code section 416 and the regulations thereunder.

13.4 Minimum Benefit

(a)	Notwithstanding any other section of the Plan to the contrary, each Member who is not a Key Employee (as defined in Section 13.7(b)) shall accrue a Normal Retirement Benefit for each year that shall not be less than two percent of the Member’s average Limitation Earnings (as defined in Section 13.6) for the five consecutive Plan Years for which such Limitation Earnings was the highest. The accrual under this section shall be determined without regard to any Social Security contribution or other Plan provisions for integration with Social Security.

(b)	No additional benefit accruals shall be provided under Section 13.4(a) once the total annual benefit payable under the Plan in the form of a Single Life Annuity at age 65 equals or exceeds 20 percent of the Member’s highest average Limitation Earnings (as defined in Section 13.6) for the five consecutive years for which such Limitation Earnings was the highest.

(c)	If a Member who is not a Key Employee (as defined in Section 13.7(b)) is also a participant under one or more defined contribution plans in an aggregation group of plans maintained by an Employer in any Plan Year in which the Plan is top-heavy, the minimum benefit credited to such Member in accordance with Section 13.4(a) shall be offset by the Actuarial Equivalent of the value of an Employer’s contributions to such defined contribution plan or plans on the Non-Key Employee’s behalf. Such actuarial equivalent shall be calculated using all accruals derived from Employer contributions, whether or not attributable to years in which the Plan is top-heavy and may be used in determining whether the minimum accrued benefit requirements for a Non-Key Employee has been satisfied.

13.5 Accelerated Vesting

(a)	For each Plan Year for which the Plan is top-heavy, or is a member of a top-heavy group, the provisions of Section 4.2(a) shall be changed to provide for vesting of a Member’s Accrued Benefit in accordance with the following schedule:

Completed Years of Creditable
Service	Vested Percentage

Less than 2 years	0%

2 years but less than 3 years	40%

3 years but less than 4 years	60%

4 years but less than 5 years	80%

5 years or more	100%

Notwithstanding the foregoing, this subsection (a) shall not apply to the Accrued Benefit of any Member who is not credited with an Hour of Service while the Plan is top-heavy.

(b)	In a Plan Year in which the Plan is no longer top-heavy or a member of a top-heavy group, the vesting provisions contained in Section 4.2(a) shall be restored. Notwithstanding such restoration, the provisions of Section 4.2(a), as modified by Section 14.5(a) above, shall continue to apply in the case of a Member with three or more Years of Creditable Service at the time of such restoration.

13.6 Limitation on Earnings
In determining a Member’s benefits for a Plan Year with respect to which the Plan is top-heavy or is a member of a top-heavy group, the maximum amount of Limitation Earnings for each year taken into account to determine Plan benefits with respect to such Plan Year shall be the applicable dollar amount limitation set forth in Section 2.1(s)(3) .

13.7 Definitions
For purposes of this Article 13—

(a)	“Applicable Determination Date” shall mean, with respect to the Plan, the determin- ation date for the Plan Year of reference and, with respect to any other plan, the determin- ation date for any plan year of such plan which falls within such calendar year as of the Applicable Determination Date of the Plan. For purposes of this subsection, the term “determination date” shall mean, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The present value of an Accrued Benefit shall be determined as of the most recent valuation date, used for purposes of Code section 412, which is within the 12-month period ending on the Applicable Determination Date.

(b)	“Key Employee” shall mean a Member, former Member, or a beneficiary as described in Code section 416(i)(1). Where an individual’s compensation is a factor in determining whether he is a Key Employee, Total Earnings (as defined in Section 9.7(a)(1)) shall be used.

Article 14. Miscellaneous

14.1 No Employment Rights Created
Neither the establishment nor the continuation of the Plan, nor anything contained within the Plan, shall be deemed to give any person the right to continued employment by an Employer or its Affiliates, or to affect the right of an Employer or its Affiliates to terminate the employment of any individual.

14.2 Rights to Trust Assets
No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as specifically provided under the Plan,

and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made solely out of assets of the Trust Fund and neither the Company, an Employer, the Affiliates, nor any fiduciary of the Plan shall be liable therefor in any manner.

14.3 Nonalienation of Benefits
Except to the extent permissible under applicable law, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a Spouse or former Spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. Notwithstanding the foregoing, a Member’s benefits under the Plan may be offset against any amount that the Member is ordered or required to pay to the Plan due to a fiduciary breach or other misconduct effective for judgments or settlement agreements made on or after August 5, 1997, as determined in accordance with the requirements of section 206(d)(4) of ERISA, as amended.

The preceding paragraph shall also apply to the creation, assignment, or recognition of a right to any interest or benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order (as defined in Code section 414(p)). The Retirement Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Any other provision of the Plan to the contrary notwithstanding, if the amount payable to an alternate payee under a qualified domestic relations order is less than or equal to $5,000, such amount shall be paid as soon as practicable following the qualification of the order. If such amount exceeds $5,000, it shall not be payable prior to the Member’s “earliest retirement age” (within the meaning of Code section 414(p)(4)(B)).

14.4 Expenses
To the extent permissible under applicable law, all reasonable expenses of the Plan and Trust Fund shall be paid by, and constitute a charge upon, the Trust Fund, except to the extent that such expenses may have been paid by an Employer in its sole and absolute discretion. Such expenses shall include any expenses incident to the functioning of the Plan, including, without limitation, attorneys’ fees and the compensation of actuaries and other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, the premiums of plan termination insurance purchased from the Pension Benefit Guaranty Corporation, and any other costs of administering the Plan.

14.5 Severability
In the event that any provision of the Plan is held invalid or illegal for any reason, such invalidity or illegality shall not affect the remaining parts of the Plan and the Plan shall be enforced and construed as if such provision had never been inserted herein.

14.6 Governing State
The Plan shall be construed in accordance with the laws of the State of New York except where such laws have been preempted by ERISA or other laws of the United States.

14.7 Facility of Payment
If the Retirement Committee shall find that any person to whom a benefit is payable from the Trust Fund is unable to care for his affairs because of illness or accident, any payments due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the recipient’s Spouse, child, parent, brother or sister, or to any person deemed by the Retirement Committee to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

14.8 Missing Persons
If the Retirement Committee is unable to locate a proper payee within one year after a benefit becomes payable, the Retirement Committee may treat the benefit as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law.

14.9 Titles
The titles of sections are included only for convenience of reference and shall not be construed as part of the Plan or in any respect affecting or modifying its provisions.

SCHEDULE A

Groups or classes eligible for participation in the Minerals Technologies Inc. Retirement Plan (except in each case employees covered by a collective bargaining agreement that does not provide for coverage of such employees under the Plan, if there is evidence that retirement benefits were the subject of good faith bargaining):

1.	All employees in the service of Minerals Technologies Inc.

2.	All employees in the service of the following Associate Companies:

Barretts Minerals Inc.
Specialty Minerals Inc.
MINTEQ International Inc.
Specialty Minerals (Michigan) Inc.
Specialty Minerals Mississippi Inc.
Synsil Products Inc.

SCHEDULE B

Early Retirement Table

The following table sets forth the percentages which will apply at the ages indicated in the computation of early retirement benefits pursuant to Section 4.2(b)(2)(A):

Age	Percentage

65	100
64	96
63	92
62	88
61	84
60	80
59	76
58	72
57	68
56	64
55	60

SCHEDULE C

Alternate Early Retirement Table

The following table sets forth the percentages which will apply at the ages indicated in the computation of early retirement benefits pursuant to Section 4.2(b)(2)(B):

	Minimum Years
Age	of Service	Percentage
64	26	100
63	27	100
62	28	100
61	29	100
60	30	100
59	31	96
58	32	92
57	33	88
56	34	84
55	35	80

SCHEDULE D

Vested Benefit Table

The following table sets forth the percentages which will apply at the ages indicated in the computation of vested benefits pursuant to Section 4.2(b)(2)(C):

Age That Annuity	Percentage of
Payments Commence	Vested Annuity
65+	100%
64	94
63	88
62	82
61	76
60	70
59	64
58	58
57	52
56	46
55	40

SCHEDULE E

Other Company Service

A Member’s Creditable Service pursuant to Section 2.1(p)(5) shall include service with the following employers as provided herein.

(1)	Service With Zedmark Refractories Corporation and/or Zedmark Inc. Creditable Service, for purposes of vesting pursuant to Section 4.2(a), shall include each full year of service for the period during which a Member was employed by Zedmark Refractories Corporation and/or Zedmark, Inc. prior to October 3, 1989, except if such Member was covered at such time by a collective bargaining agreement that did not provide for coverage of such Member under the Pfizer Plan. Creditable Service for purposes of benefit accrual under the Career Earnings Formula shall include each full year of service for the period during which a Member was employed by Zedmark Refractories Corporation and/or Zedmark, Inc. prior to October 3, 1989, provided such number of full years of service may not exceed the number of full years of service the Member is employed by the Company after October 3, 1989; and provided, further, such Member was not covered, on October 3, 1989, by a collective bargaining agreement that did not provide for coverage of such Member under the Pfizer Plan.

(2)	Service With Nalco Chemical Company. Creditable Service, for purposes of vesting under Section 4.2(a) and eligibility for early retirement under Section 4.2(b)(2)(A) and (B) shall include each full year of service for the period during which a Member was employed by Nalco Chemical Company prior to June 1, 1988, if such Member was a transferred employee, as such term is defined in the Purchase Agreement dated June 1, 1988, between Quigley Company, Inc. and Pfizer Inc., as purchasers and Nalco Chemical Company, as seller.

(3)	Service With Martin Marietta Magnesia Specialties, Inc. With respect to Members who were employees of Martin Marietta Magnesia Specialties, Inc. on April 30, 2001, who became Employees on May 1, 2001, Creditable Service, for purposes of vesting under Section 4.2(a) and eligibility for early retirement under Section 4.2(b)(2) shall include each full year of service for the period during which a Member was employed by Martin Marietta Magnesia Specialties, Inc. prior to May 1, 2001; provided such Member was not covered, on April 30, 2001, by the terms of a collective bargaining agreement of which Martin Marietta Magnesia Specialties, Inc. was a party.